SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Hot Topic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HOT TOPIC, INC.

18305 E. San Jose Avenue

City of Industry, California 91748

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 9, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Hot Topic, Inc., a California corporation. The meeting will be held on Tuesday, June 9, 2009 at 8:30 a.m. local time at our headquarters located at 18305 E. San Jose Avenue, City of Industry, California 91748 for the following purposes:

1.	To elect the seven nominees for director named in the accompanying proxy statement to hold office until our 2010 Annual Meeting of Shareholders.

2.	To amend our 2006 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under such plan by 2,000,000 shares.

3.	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending January 30, 2010.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the annual meeting is April 20, 2009. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 9, 2009 at 18305 E. San Jose Avenue, City of Industry, California 91748

Our proxy statement and annual report to shareholders are available at http://investorrelations.hottopic.com/2009annualreports. The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

/s/ James J. McGinty

James J. McGinty

Secretary

City of Industry, California

April 30, 2009

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, it is important that your shares be represented. We have provided instructions on the alternative voting methods in the accompanying proxy statement. Please vote as soon as possible. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder. If you plan to attend the meeting, we request that you (though you are not required to) call in advance and notify James McGinty at our headquarters, at (626) 839-4681.

HOT TOPIC, INC.

18305 E. San Jose Avenue

City of Industry, California 91748

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 9, 2009

QUESTIONS AND ANSWERS

What is the purpose of these proxy materials?

We provided you this proxy statement and the accompanying proxy card and/or made those documents available to you on the Internet because the Board of Directors of Hot Topic, Inc. is soliciting your proxy to vote at its 2009 Annual Meeting of Shareholders. We intend to mail a printed copy of this proxy statement and the accompanying proxy card on or about April 30, 2009 to all shareholders of record entitled to vote at the annual meeting. All other shareholders will receive either a printed copy of this proxy statement along with voting instructions, or a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and annual report on the Internet (sometimes referred to as the Notice), which will be mailed on or about April 30, 2009. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. You may vote by proxy as described below or as described in the Notice or voting instructions.

What if I received a Notice Regarding the Availability of Proxy Materials?

If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on April 20, 2009, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 44,040,830 shares of our common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials or the Notice are being forwarded to you by your broker, bank or other agent rather than directly from us. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote at the annual meeting:

•	the election of the seven nominees for director named herein to hold office until our 2010 Annual Meeting of Shareholders,

•

the amendment of our 2006 Equity Incentive Plan, or the 2006 Incentive Plan, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under such plan by 2,000,000 shares, and

•	the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending January 30, 2010.

How do I vote?

For the election of directors, you may either vote “For” all the nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares held in street name and you received a printed copy of these proxy materials by mail, you should have received a proxy card and voting instructions with these materials from the organization that is the record owner of your shares rather than from Hot Topic. You may complete and mail that proxy card or you may vote over the Internet as instructed by that organization in the voting instructions. If you are a beneficial owner of shares held in street name and you received a Notice by mail, you should follow the instructions included in the Notice to view the proxy materials and transmit your voting instructions.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on June 8, 2009 to be counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 20, 2009, the record date for the annual meeting.

What if I return a proxy card or vote by Internet but do not make specific choices?

If you return a signed and dated proxy card or complete the procedures to vote over the Internet, but do not specify how you want to vote your shares, your shares will be voted “For” the election of all seven nominees for director named herein, “For” the amendment of the 2006 Incentive Plan and “For” the ratification of Ernst & Young LLP as our independent auditors. If any other matter is properly presented at the annual meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, over the Internet or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies but, The Altman Group will be paid its customary base fee of approximately $8,000 plus an additional nominal amount for each proxy solicited and out-of-pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or proxy card?

If you receive more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	If you received a printed copy, you may submit another properly completed proxy with a later date,

•	You may send a written notice that you are revoking your proxy to our Secretary at 18305 E. San Jose Avenue, City of Industry, California 91748, or

•	You may attend the annual meeting and vote in person (however, simply attending the annual meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are shareholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a shareholder proposal must be submitted in writing by December 31, 2009, to our Secretary at 18305 E. San Jose Avenue, City of Industry, California 91748. If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than February 9, 2010. Please review our Amended and Restated Bylaws, which contain additional requirements regarding advance notice of shareholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice or if you received a printed copy of these proxy materials by mail, on the proxy card and voting instructions included with these materials.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by shareholders present at the annual meeting or by proxy. At the close of business on April 20, 2009, the record date, there were 44,040,830 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 22,020,416 shares must be represented by shareholders present at the annual meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the annual meeting may adjourn the meeting to another date.

How many votes are needed to approve each proposal?

•

For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected, provided that any nominee for director who receives a greater number of “Withheld” votes, despite such election, is required to promptly tender his or her resignation to the Chairman of the Board of Directors in accordance with the Hot Topic, Inc. Policy on Majority Votes in Director Elections, described in greater detail in this proxy statement. Our Governance and Nominating Committee will promptly consider such tendered resignation and will recommend to the Board of Directors whether to accept or reject it. Only votes “For” or “Withheld” will affect the outcome.

•	Each of the other matters requires a “For” vote of a majority of outstanding shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will have no effect.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of our fiscal year ending January 30, 2010.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors: Evelyn D’An; Lisa M. Harper; W. Scott Hedrick; Elizabeth McLaughlin; Bruce Quinnell; Andrew Schuon; and Thomas G. Vellios. The Board has nominated each of the current seven directors for election at the annual meeting to hold office until our next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until the director’s death, resignation or removal. Each of the seven nominees was previously elected by the shareholders.

The candidates receiving the highest number of “For” votes by the shares entitled to be voted will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the seven nominees named below or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has consented to being named as a nominee in this proxy statement and to serve as a director if elected, subject to the terms of our Policy on Majority Votes in Director Elections which is described in detail in this proxy statement, and we have no reason to believe that any nominee will be unable to serve.

We invite all of our nominees for director to attend our annual meeting of shareholders. All of the nominees for election as a director at the 2008 Annual Meeting of Shareholders attended the 2008 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW.

Nominees

The following is biographical information as of March 11, 2009 for each nominee for director.

Name	Age	Position
Evelyn D’An	47	Director
Lisa M. Harper	49	Director
W. Scott Hedrick	63	Director
Elizabeth McLaughlin	48	Chief Executive Officer and Director
Bruce Quinnell	60	Chairman of the Board
Andrew Schuon	44	Director
Thomas G. Vellios	53	Director

Evelyn D’An has served on our Board of Directors since June 2007. Ms. D’An is the President and founder of D’An Financial Services, Inc., or DFS, an integrated business consulting and financial services firm formed in 2004 that provides accounting, finance, information technology and strategic tax expertise to its clients. Ms. D’An is currently serving as a director and Chair of the Audit Committee of Alico, Inc. a publicly-traded land management company operating in Central and Southwest Florida that is involved in various agricultural and real estate operations. From 1998 until prior to founding DFS, Ms. D’An, a certified public accountant, was an audit and advisory partner at Ernst & Young LLP, where, among numerous responsibilities, she established and led their South Florida Public Sector Practice.

Lisa M. Harper has served on our Board of Directors since June 2008. She was Chairman of the Board of Directors of The Gymboree Corporation, a publicly-traded corporation that operates a chain of retail specialty stores for children and women, from June 2002 until her retirement in July 2006. Ms. Harper also served as Chief Creative Officer of The Gymboree Corporation from January 2006 until July 2006. From February 2001 to June 2002, Ms. Harper was Vice Chairman of The Gymboree Corporation’s Board of Directors. From February 2001 to January 2006, she was Chief Executive Officer of The Gymboree Corporation. Ms. Harper also served as a director of Longs Drug Stores Corporation until May 2008.

W. Scott Hedrick has served on our Board of Directors since January 2002. Mr. Hedrick was a founder and has been a General Partner of InterWest Partners, a venture capital fund, since 1979. Since April 1991, Mr. Hedrick has been a director of Office Depot, Inc., a publicly-traded, consumer products company, and from November 1986 until April 1991, he served as a director of The Office Club, Inc., a publicly-traded, consumer products company, which was acquired by Office Depot, Inc. in April 1991. He is also a director of American Funds Target Date Retirement Series Inc. Mr. Hedrick also serves as a director of privately-held companies.

Elizabeth McLaughlin has served as our Chief Executive Officer and on our Board of Directors since 2000. From 1996 through 2000, Ms. McLaughlin served as our Senior Vice President and General Merchandise Manager. From 1993 through 1996, Ms. McLaughlin was our Vice President, Operations. Prior to joining us, Ms. McLaughlin held various positions with Millers Outpost and The Broadway. Ms. McLaughlin holds a B.A. degree in Economics from the University of California at Irvine. Ms. McLaughlin is a director of Noodles & Company, a privately-held quick casual restaurant concept. She is also a member of the Board of Visitors for the Anderson School at UCLA.

Bruce Quinnell has served on our Board of Directors since September 1998 and has served as Chairman of the Board since August 2002. From April 1999 to February 2002, Mr. Quinnell was Vice Chairman of Borders Group, Inc. From January 1997 to April 1999, Mr. Quinnell was the President and Chief Operating Officer of Borders Group, Inc. Mr. Quinnell is a director of Tuesday Morning Corporation, an operator of first-quality discount and closeout home furnishing and gift stores. Mr. Quinnell also serves as a director of privately-held companies.

Andrew Schuon has served on our Board of Directors since January 1998. Mr. Schuon is the co-founder of “C” Student Entertainment, a boutique radio and mobile-focused media company specializing in compelling content. Since January 2009, Mr. Schuon has been a senior executive of Ticketmaster Entertainment, Inc., the world’s leading live entertainment ticketing and marketing company. Mr. Schuon was the founder and President, from July 2004 until January 2008, of Vivendi/Universal’s IMF: The International Music Feed, a 24-hour cable TV channel. From August 2002 to February 2004, Mr. Schuon was President of Programming of Infinity Broadcasting. From April 2001 to August 2002, he was President and Chief Executive Officer of Pressplay, a joint venture created by Sony Music Entertainment and Universal Music Group. From December 1999 to April 2001, Mr. Schuon was President and Chief Operating Officer of the Universal Music Group’s music business, Farmclub.com, Inc. Prior to that, from February 1998 to November 1999, Mr. Schuon was Executive Vice President/General Manager of Warner Bros. Records Inc. From 1992 to December 1997, Mr. Schuon served as Executive Vice President of MTV where he was responsible for programming, music, production and talent for their MTV and VH1 cable channels.

Thomas G. Vellios has served on our Board of Directors since June 2008. Mr. Vellios co-founded Five Below, Inc., a retail concept catering to the teen and preteen market, and has been a director and its Chief Executive Officer since 2002. From 2001 to 2002, Mr. Vellios served as President and Chief Executive Officer of Zany Brainy, a retail store chain that sold educational toys and multi-media products, which was acquired by Right Start, Inc. in 2002. He also served as President of Zany Brainy from 1998 to 2001. From 1995 to 1998, Mr. Vellios served as Zany Brainy’s Executive Vice President of Merchandising and Marketing. Prior to that, from 1986 to 1995, Mr. Vellios served as Senior Vice President, General Merchandise Manager of Caldor Corporation, a diversified discount retailer offering a broad range of branded and private-label merchandise, which was acquired by May Company in 1986.

Policy on Majority Votes in Director Elections

Our Board of Directors has adopted a Policy on Majority Votes in Director Elections which it believes enhances its accountability to shareholders by formalizing a policy to set forth the consequences when any nominee in any uncontested election of directors at a meeting of shareholders (i.e., an election where the only nominees are those recommended by the Board of Directors), who may have otherwise been elected, receives a greater number of “Withheld” votes in an election than “For” votes.

The policy provides that upon such an event, despite being elected, the director will promptly tender his or her resignation to the Chairman of the Board following the receipt and communication of the inspector of election’s certification of shareholder vote results.

Our Governance and Nominating Committee will then promptly consider such tendered resignation and will recommend to the Board of Directors whether to accept or reject it. In considering the tendered resignation, the Governance and Nominating Committee will evaluate all factors it deems relevant, including, without limitation, such director’s length of service, particular qualifications and contributions to Hot Topic, the reasons underlying why a majority of votes were “Withheld,” if known, whether such underlying reasons are considered curable, the impact that the director’s resignation would have on our compliance with the requirements of the Securities and Exchange Commission, or SEC, the Nasdaq Stock Market and our Corporate Governance Guidelines, our other corporate governance policies and practices and the potential impact of the resignation of any other director or directors who also received a majority of “Withheld” votes in the applicable election. In making its recommendation to the Board of Directors, the Governance and Nominating Committee may consider possible remedies in lieu of the acceptance of the resignation, which may include the deferral of action on the tendered resignation and the development and implementation of a specific plan to cure the issues underlying the reasons, if known, for the majority of “Withheld” votes for such director. If the Governance and Nominating Committee recommends such an alternative, the Governance and Nominating Committee shall agree upon such a plan with the director and shall monitor the director’s progress in implementing the plan. If at any time the Governance and Nominating Committee is not satisfied with the director’s progress in implementing the plan, it may recommend to our Board of Directors that the resignation be accepted. If the Governance and Nominating Committee recommends that the Board of Directors accept the tendered resignation, it will also recommend whether to fill such vacancy or to reduce the size of the Board of Directors consistent with our Corporate Governance Guidelines and Amended and Restated Bylaws.

The Board of Directors will act on the Governance and Nominating Committee’s recommendation no later than 90 days following the date of the shareholders meeting which prompted the tendered resignation. The Board of Directors will consider the factors considered by the Governance and Nominating Committee and such additional information and factors that the Board of Directors believes to be relevant to the best interests of Hot Topic and its shareholders. Following the Board of Directors’ decision on the Governance and Nominating Committee’s recommendation, we will publicly disclose the Board of Directors’ decision whether to accept the resignation as tendered in a Form 8-K filed with the Securities and Exchange Commission.

Any director who tenders his or her resignation pursuant to this policy will not participate in the Governance and Nominating Committee’s or the Board of Directors’ consideration of such resignation. In the event that a majority of the members of the Governance and Nominating Committee received a majority of “Withheld” votes at the same election, then the independent directors who did not receive such a vote will appoint a Board of Directors committee amongst themselves solely for the purpose of considering the tendered resignations and such committee will recommend to the Board of Directors whether to accept or reject them in accordance with the guidelines set forth above. This committee may, but need not, consist of all of the independent directors who did not receive a majority of “Withheld” votes in the applicable election. Notwithstanding the foregoing, if the only directors who did not receive a majority of “Withheld” votes in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept or reject the tendered resignations.

Independence of the Board of Directors and its Committees

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director or nominee, or any of his or her family members, and Hot Topic, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors and nominees are independent within the meaning of the applicable Nasdaq listing standards, except for Ms. McLaughlin, our Chief Executive Officer.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable Nasdaq listing standards and free of any relationship that would impair a director’s individual exercise of independent judgment with regard to Hot Topic.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Each of the committees has been formed and approved by our Board of Directors, and each has been authorized by its charter and/or resolution of the Board of Directors to hire or retain, at our expense, attorneys, consultants and other experts as such committee deems appropriate in the carrying out of its duties and responsibilities. The following is current membership information for each of these committees, as well as a description of each committee and its functions.

Name	Audit Committee		Compensation Committee (1)		Governance and Nominating Committee
Evelyn D’An	X				X	*
Lisa M. Harper			X
W. Scott Hedrick			X	*	X
Bruce Quinnell	X	*			X
Andrew Schuon	X		X
Thomas G. Vellios					X
Total meetings in fiscal year 2008	4		2		5

*	Committee Chairperson

(1)	The Compensation Committee acted by unanimous written consent one time in fiscal year 2008.

Audit Committee

The Audit Committee operates pursuant to a written charter that is available on our investor relations website at http://investorrelations.hottopic.com by following the “Governance” link. The Audit Committee oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of our independent auditors; determines and approves the engagement of our independent auditors; determines whether to retain or terminate our existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of our independent auditors to perform any proposed permissible non-audit services; reviews and approves or rejects transactions between Hot Topic and any related persons; confers with our management and our independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and discusses with management and our independent auditors the results of the annual audit and the results of our quarterly financial statements.

Our Board of Directors has determined that each of Mr. Quinnell and Ms. D’An qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each of Mr. Quinnell’s and Ms. D’An’s level of knowledge and experience based on a number of factors, including Mr. Quinnell’s formal education and experience as a public company chief financial officer and chief operating officer and Ms. D’An’s formal education and experience as an audit and advisory partner at Ernst & Young LLP.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Hot Topic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

We have reviewed and discussed with management our consolidated financial statements as of and for the fiscal year ended January 31, 2009.

We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent public accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and have discussed with the independent public accountants their independence.

Based on the reviews and discussions referred to above, we recommended to our Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K.

Audit Committee

Bruce Quinnell, Chairman

Evelyn D’An

Andrew Schuon

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available on our investor relations website at http://investorrelations.hottopic.com by following the “Governance” link. The Compensation Committee reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our executive officers; administers our stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs; and reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings. The Compensation Committee takes action both by resolution at meetings (or by unanimous written consent), as well as by recommending measures for approval by the entire Board of Directors.

The Compensation Committee meets in the first quarter of each year to discuss and set strategy and policies for the short-term and long-term; and the Compensation Committee meets or acts by unanimous written consent at such other times during the year as it deems necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. During each meeting, the Compensation Committee meets in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding her compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel; and the Compensation Committee is authorized to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In the past, the Compensation Committee has engaged Mercer Human Resource Consulting as an independent compensation consultant. The Compensation Committee has also received advice and counsel from attorneys specializing in executive compensation matters, and has referred to various publications on executive compensation.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2006, in connection with adoption and approval of the 2006 Incentive Plan, the Compensation Committee delegated authority to grant, without any further action required by the Compensation Committee, stock options to our employees who are not officers, to a committee of at least two members of our Board of Directors, consisting of our Chief Executive Officer and at least one member of the Compensation Committee, referred to as Option Grant Committees. The 2006 Incentive Plan by its terms permits the grant of stock options and other awards by the Compensation Committee and by Option Grant Committees, in addition to grants by the Board of Directors. The purpose of this delegation of authority is to enhance the flexibility of option administration and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. Typically, as part of its oversight function, the Board of Directors or Compensation Committee will review on a quarterly basis the list of grants made by all Option Grant Committees. During the fiscal year ended January 31, 2009, options to purchase an aggregate of 438,500 shares were granted under the 2006 Incentive Plan to non-officer employees by Option Grant Committees.

Historically, the Compensation Committee has made most significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the fiscal year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, during the first quarter and as appropriate at meetings throughout the year. Generally, the Compensation Committee’s process comprises three related elements: the consideration and approval of bonuses; the determination of compensation levels; and the establishment of performance objectives for the current or ensuing year. The Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultants or advisers, including analyses of executive and director compensation paid at other companies.

The specific determinations of the Compensation Committee with respect to executive compensation are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

Ms. Harper and Messrs. Hedrick and Schuon currently serve as members of the Compensation Committee. Cynthia Cohen and Corrado Federico, two of our former directors who did not stand for re-election at our 2008 Annual Meeting of Shareholders, were also members of the Compensation Committee during fiscal 2008. Compensation of the members of the Compensation Committee, as well as our other non-employee directors, is determined by the entire Board with a view to attracting and retaining talented individuals to serve as directors. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Hot Topic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

Compensation Committee

W. Scott Hedrick, Chairman

Lisa M. Harper

Andrew Schuon

Governance and Nominating Committee

The Governance and Nominating Committee operates pursuant to a written charter that is available on our investor relations website at http://investorrelations.hottopic.com by following the “Governance” link. The Governance and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board and committees thereof; nominates specific individuals to be elected as our officers by the Board; evaluates and recommends whether a Board or committee member qualifies as an independent director; stays abreast of developments in the area of corporate governance; and has oversight responsibility for our Corporate Governance Guidelines and questions pertaining to the quality of the process by which the Board and committees conduct their affairs, the quality of the strategic planning process, matters of ethics and/or conflicts of interest on the part of the directors, continuing education of directors and the design and implementation of our Chief Executive Officer review process, as well as oversight and compliance responsibilities under our Policy on Majority Votes in Director Elections (described in detail in this proxy statement).

The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Governance and Nominating Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Governance and Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our shareholders. In conducting this assessment, the Governance and Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Hot Topic, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Governance and Nominating Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. From time to time, we have paid various third party recruiters to help us identify potential nominees for our Board of Directors.

The Governance and Nominating Committee will consider director candidates recommended by shareholders. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Our Policy on Shareholder Recommendations of Director Nominees is available on our investor relations website at http://investorrelations.hottopic.com by following the “Governance” link. Shareholders who wish to recommend individuals for consideration by the Governance and Nominating Committee to become nominees for election to the Board at an annual meeting of shareholders must do so by delivering a written recommendation to the Governance and Nominating Committee at the following address: 18305 E. San Jose Avenue, City of Industry, California 91748 at least 120 days prior to the anniversary date of the date we provide access to our proxy statement for the last annual meeting of shareholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Governance and Nominating Committee has not rejected a timely director nominee from a shareholder or shareholders holding more than 5% of our voting stock.

With respect to the quality of the process by which the existing Board and committees conduct their affairs, in addition to developing agenda and strategic planning items for Board consideration, the Governance and Nominating Committee requires or recommends various activities for Board members. Among other things, a periodic part of meetings of the Board involves continuing education matters relating to corporate governance and other subjects, presented by counsel or other experts. Also, non-employee directors are encouraged to visit various Hot Topic and Torrid stores to make sure they keep a current, first-hand understanding of the store environment and offerings; and Board members are encouraged to attend music concerts and events relevant to our business.

Corporate Governance Guidelines

In November 2008, our Board of Directors amended and restated our Corporate Governance Guidelines, a written set of guidelines which sets forth certain policies related to corporate governance reflecting what our Board believes to be best practices for Hot Topic. Our Corporate Governance Guidelines set forth policies on, among other things, Board composition and the process of evaluating and selecting qualified members for service on the Board and its committees, the role of the Board and responsibilities of the Board to Hot Topic, director qualification and continuing education and training, director compensation, committee membership and the responsibilities of the various committees of the Board, access to management, succession planning for our executive officers and assessment of the functioning of the Board and its committees. Our Corporate Governance Guidelines are available on our investor relations website at http://investorrelations.hottopic.com by following the “Governance” link.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met six times during the last fiscal year. The Board of Directors did not act by unanimous written consent during the fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Shareholder Communications with the Board of Directors

The Governance and Nominating Committee has adopted a formal process by which our shareholders may communicate with the Board or an individual director. Our Policy on Shareholder Communications is available on our investor relations website at http://investorrelations.hottopic.com by following the “Governance” link. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Hot Topic at 18305 E. San Jose Avenue, City of Industry, California 91748. Communications also may be sent by email to the following address: investorrelations@hottopic.com. Any communication sent must state the name of the shareholder making the communication and the number of shares owned by the shareholder. These communications will be reviewed by our Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications that do not raise substantive matters for the Board’s review). The screening procedures have been approved by a majority of the independent directors of the Board.

STANDARDS OF BUSINESS ETHICS

We have adopted Standards of Business Ethics that apply to all of our officers, directors and employees. The Standards of Business Ethics is available on our investor relations website at http://investorrelations.hottopic.com by following the “Governance” link. If we make any substantive amendments to the Standards of Business Ethics or grant any waiver from a provision of the Standards of Business Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

PROPOSAL 2

APPROVAL OF THE AMENDMENT OF OUR 2006 EQUITY INCENTIVE PLAN

The 2006 Incentive Plan was adopted by the Board on March 17, 2006, and subsequently approved by our shareholders. In March 2009, our Board approved the amendment of our 2006 Incentive Plan, subject to shareholder approval, to (i) increase the number of shares of common stock authorized for issuance under the 2006 Incentive Plan by 2,000,000 shares, (ii) establish minimum vesting requirements for restricted stock awards, restricted stock unit awards and other stock awards and (iii) establish vesting acceleration conditions for all stock awards.

At April 20, 2009, stock awards (net of cancelled or expired awards) covering an aggregate of 3,254,464 shares had been granted under the 2006 Incentive Plan, and 528,543 shares (plus any shares that might in the future be returned to the 2006 Incentive Plan as a result of cancellations or expiration of awards) remained available for future grant under the 2006 Incentive Plan. Upon approval of this Proposal 2, an additional 2,000,000 shares would become available for future grant under the 2006 Incentive Plan.

We believe that the shares currently remaining available for grant under the 2006 Incentive Plan plus the additional 2,000,000 shares that will be reserved for issuance if Proposal 2 is approved will be sufficient for two years worth of grants under our current compensation program.

As discussed in “Compensation Discussion and Analysis” in this proxy statement, long-term compensation in the form of stock option grants and performance share awards has historically been a key element of our compensation program. The ability to grant stock options, performance share awards, and potentially restricted stock and other share-based awards, has enabled us to attract and retain the high quality employees necessary for our success. Such stock option and performance share awards have also allowed us to link incentive rewards to company performance.

Our Board approved the amendment of our 2006 Incentive Plan to ensure that we can continue to grant stock options and other stock awards under the 2006 Incentive Plan at levels determined appropriate by our Board and Compensation Committee. The amendment of the 2006 Incentive Plan will also provide us with continued flexibility to utilize a broad array of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for our success or the success of our affiliates.

Shareholders are requested in this Proposal 2 to approve the amendment of the 2006 Incentive Plan. Reasons for requesting the approval are discussed below. To be approved, the amendment of the 2006 Incentive Plan must receive a “For” vote from the majority of the outstanding shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF

THE AMENDMENT OF OUR 2006 EQUITY INCENTIVE PLAN.

The material features of the 2006 Incentive Plan, including the proposed amendment, are outlined below. The following description of the 2006 Incentive Plan as amended is a summary only and is qualified in its entirety by reference to the 2006 Incentive Plan, as amended, attached hereto as Appendix A.

General

The 2006 Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, together referred to as stock awards, as well as performance cash awards, together with stock awards, referred to as awards. Incentive stock options granted under the 2006 Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Nonstatutory stock options granted under the 2006 Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose

The Board adopted the 2006 Incentive Plan to provide a means to secure and retain the services of employees (including officers), consultants and directors eligible to receive awards, to provide incentives for such individuals to exert maximum efforts for our success and the success of our affiliates, and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of our common stock through the grant of stock awards.

Administration

The Board administers the 2006 Incentive Plan. Subject to the provisions of the 2006 Incentive Plan, the Board has the authority to construe and interpret the plan, to approve the forms of award agreements for use under the 2006 Incentive Plan, and to determine the persons to whom and the dates on which awards will be granted, what type or combination of types of awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the exercise, purchase or strike price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the awards. If this Proposal 2 is approved, (i) awards to non-employee directors must be granted by a committee comprised solely of outside directors and (ii) subject to certain exceptions (see “Minimum Vesting Requirements” below), the exercisability or vesting of any award may only be accelerated in the event of death, disability, retirement, change in control or upon a corporate transaction in which such award is not assumed or continued, which together we call the “vesting acceleration conditions”.

The Board has the authority to delegate some or all of the administration of the 2006 Incentive Plan to a committee or committees. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. As used in the Proposal 2 with respect to the 2006 Incentive Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

Eligibility

Incentive stock options may be granted under the 2006 Incentive Plan only to our employees (including officers) and employees of our affiliates. Our employees (including officers), consultants and directors and employees (including officers) and consultants of our affiliates are eligible to receive all other types of awards under the 2006 Incentive Plan. All of our approximately 9,185 employees, directors and consultants are eligible to participate in the 2006 Incentive Plan.

No incentive stock option may be granted under the 2006 Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Hot Topic or its affiliates, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2006 Incentive Plan and any other plans of Hot Topic and its affiliates) may not exceed $100,000.

Under the 2006 Incentive Plan, no person may be granted options or stock appreciation rights covering more than 1,800,000 shares of common stock during any calendar year, referred to as the Section 162(m) Limitation.

Stock Subject to the 2006 Incentive Plan

The maximum number of shares of common stock available for future issuance, or the “share reserve,” under the 2006 Incentive Plan may not exceed, in the aggregate, the sum of (a) the 732,456 shares of common stock that remained available for issuance under the 1996 Incentive Plan as of June 13, 2006, (b) an additional 2,350,000 shares approved by the shareholders at the 2006 annual meeting as part of the approval of the 2006 Incentive Plan, (c) an additional 2,000,000 shares subject to approval in this Proposal 2 and (d) the number of shares of common stock subject to outstanding stock awards as of June 13, 2006 that would have reverted to the share reserve of the 1996 Incentive Plan pursuant to the terms of the 1996 Incentive Plan. The number of shares available for issuance under the 2006 Incentive Plan will be reduced by one share for each share of stock issued pursuant to an option grant or a stock appreciation right with respect to which the strike price is at least 100% of the fair market value of common stock on the date of grant and by 1.5 shares for each share of stock issued pursuant to a restricted stock award, restricted stock unit award, performance stock award or other stock award.

Shares may be issued in connection with a merger or acquisition as permitted by the rules of the applicable national securities exchange, and such issuance shall not reduce the number of shares available for issuance under the 2006 Incentive Plan. If a stock award granted under either the 2006 Incentive Plan or the 1996 Incentive Plan expires or otherwise terminates without being exercised in full, or if any shares of common stock issued pursuant to a stock award are forfeited to or repurchased by us, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares or if any stock award is settled in cash, then the shares of common stock not issued under such stock award, or forfeited to or repurchased by us shall revert to and again become available for issuance under the 2006 Incentive Plan. To the extent there is issued a share of common stock pursuant to a stock award that counted as 1.5 shares against the share reserve and such share of common stock again becomes available for issuance under the 2006 Incentive Plan, the number of shares of common stock available for issuance under the 2006 Incentive Plan will increase by 1.5 shares.

If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”), or an appreciation distribution in respect of a stock appreciation right is paid in shares of common stock, the number of shares that are not delivered shall not remain available for issuance under the 2006 Incentive Plan. If the exercise price of any stock award is satisfied by tendering shares of common stock held by the participant, then the number of shares so tendered shall not remain available for issuance under the 2006 Incentive Plan.

The aggregate maximum number of shares of common stock that may be issued under the 2006 Incentive Plan pursuant to the exercise of incentive stock options is the share reserve.

Terms of Options

Options may be granted under the 2006 Incentive Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2006 Incentive Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant. Accordingly, if this Proposal 2 is approved by the shareholders, all options granted by us under the 2006 Incentive Plan must carry an exercise price of at least 100% of the fair market value of the stock on the date of grant. As of April 20, 2009, the closing price of our common stock as reported on the Nasdaq Global Select Market was $12.55 per share.

Consideration. The exercise price of options granted under the 2006 Incentive Plan may be paid, to the extent permitted by applicable law and at the discretion of the Board, (i) by cash, check, bank draft or money order, (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other common stock of Hot Topic, (iv) pursuant to a net exercise arrangement or (iv) in any other form of legal consideration acceptable to the Board.

Vesting. Options granted under the 2006 Incentive Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionholder’s continued service with us or with an affiliate, whether such service is performed in the capacity of an employee, consultant or director, collectively referred to as service, and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the 2006 Incentive Plan may be subject to different vesting terms. The Board has the authority to accelerate the time during which an option may vest or be exercised.

Term. The maximum term of options granted under the 2006 Incentive Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years.

Termination of Service. Options granted under the 2006 Incentive Plan generally terminate 90 days or 120 days, in the case of an incentive stock option or a nonstatutory stock option, respectively, after termination of the participant’s service unless (i) such termination is for cause (as defined in the 2006 Incentive Plan), in which case the option will terminate upon the termination date, (ii) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (iii) the participant dies before the participant’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (iv) the option by its terms specifically provides otherwise. Under the 2006 Incentive Plan, the option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer. Unless provided otherwise by the Board, a participant in the 2006 Incentive Plan may not transfer an option other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of the participant, only the participant (or the transferee pursuant to a domestic relations order) may exercise an option. A participant may also designate a beneficiary who may exercise an option following the participant’s death.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the 2006 Incentive Plan pursuant to stock appreciation rights agreements.

Exercise. Each stock appreciation right is denominated in shares of common stock equivalents. The strike price of each stock appreciation right shall not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation right on the date of grant. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise over (ii) the strike price determined by the Board on the date of grant.

Settlement of Awards. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, any combination of the two or any other form of consideration determined by the Board.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

Termination of Service. Upon termination of a participant’s service (other than for cause), the participant generally may exercise any vested stock appreciation right for 120 days (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. Except as provided otherwise in a participant’s stock appreciation rights agreement, upon termination of a participant’s service for cause, the stock appreciation right shall terminate upon the termination date of such participant’s service. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the 2006 Incentive Plan pursuant to restricted stock award agreements.

Consideration. The Board may grant restricted stock awards in consideration for past services rendered to us or in exchange for any other form of legal consideration acceptable to the Board.

Vesting. Subject to the minimum vesting requirements provided below, shares of stock acquired under a restricted stock award agreement may, but need not, be subject to forfeiture to us in accordance with a vesting schedule as determined by the Board. The Board has the authority to accelerate the vesting of stock acquired pursuant to a restricted stock award.

Termination of Service. Upon termination of a participant’s service, we may reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award agreement.

Restrictions on Transfer. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

Terms of Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2006 Incentive Plan pursuant to restricted stock unit award agreements.

Consideration. The purchase price, if any, for stock unit awards may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards. A stock unit award may be settled by the delivery of shares of our common stock, in cash or by any combination of these means as determined by the Board.

Vesting. Subject to the minimum vesting requirements provided below, stock unit awards vest at the rate specified in the restricted stock unit award agreement as determined by the Board. However, at the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a restricted stock unit award. However, we do not anticipate paying cash dividends on our common stock for the foreseeable future.

Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.

Terms of Performance Awards

The 2006 Incentive Plan allows the Board to issue performance stock awards and performance cash awards, referred to as performance awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All of our employees, consultants and directors are eligible to receive performance awards under the 2006 Incentive Plan. The length of any performance period, the performance goals to be achieved during the performance period and the measure of whether and to what degree such performance goals have been attained shall be determined by the Board. The maximum amount to be received by any individual in any calendar year attributable to such performance awards may not exceed the value of 1,800,000 shares of our common stock, in the case of performance stock awards, or $5,000,000 in the case of performance cash awards.

In granting a performance award, the Board will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured for the purpose of determining whether the award recipient has a vested right in or to such performance award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria, or performance criteria, enumerated in the 2006 Incentive Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2006 Incentive Plan shall be established by the Board, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total shareholder return; (v) return on equity; (vi) return on assets, investment or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) shareholders’ equity; (xxviii) comparable store sales; (xxix) merchandise margin; and (xxx) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

The Board is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Compensation attributable to performance awards under the 2006 Incentive Plan qualifies as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Terms of Other Stock Awards

The Board may grant other stock awards that are valued in whole or in part by reference to our common stock. Subject to the provisions of the 2006 Incentive Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.

Minimum Vesting Requirements

Subject to approval of this Proposal 2, except for awards granted to non-employee directors as non-discretionary initial or annual grants, generally (i) no restricted stock award, restricted stock unit award or other stock award that vests on the basis of a participant’s continuous service with us shall vest at a rate which is any more rapid than ratably over a three-year period and (ii) no restricted stock award, restricted stock unit award or other stock award that vests based on the satisfaction of performance goals shall provide for a performance period of less than one year. However, the vesting of a restricted stock award, restricted stock unit award or other stock award may accelerate (or may be accelerated by the Board or Committee) if one or more of the vesting acceleration conditions is met. Additionally, after the 2009 annual meeting of shareholders, awards granted that do not meet these minimum vesting requirements, awards granted that do not meet the vesting acceleration conditions and awards for which the vesting is accelerated that do not meet the vesting acceleration conditions, shall together be limited to 10% of the total number of shares reserved for issuance under the 2006 Incentive Plan.

Changes to Capital Structure

If any change is made to the outstanding shares of our common stock without our receipt of consideration (whether through a stock split or other specified change in our capital structure), appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2006 Incentive Plan; (ii) the maximum number and/or class of securities issuable pursuant to the exercise of incentive stock options; (iii) the maximum number and/or class of securities for which any one person may be granted stock awards per calendar year pursuant to the limitation under Section 162(m) of the Code; and (iv) the number and/or class of securities and the price per share in effect under each outstanding stock award under the 2006 Incentive Plan.

Corporate Transactions; Changes in Control

Under the 2006 Incentive Plan, unless otherwise provided in a written agreement between us or any affiliate and the holder of a stock award, in the event of a corporate transaction (as specified in the 2006 Incentive Plan and described below), all outstanding stock awards under the 2006 Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with us or an affiliate has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction and (ii) with respect to any stock awards that are held by any other individuals, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by us with respect to such stock awards shall not terminate and may continued to be exercised notwithstanding the corporate transaction). In the event a stock award will terminate if not exercised, the Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment equal to the excess of the value of the property the holder would have received upon exercise over any exercise price.

For purposes of the 2006 Incentive Plan, a corporate transaction will be deemed to occur in the event of (i) a sale of all or substantially all of the consolidated assets of Hot Topic and its subsidiaries, (ii) the sale of at least

90% of our outstanding securities, (iii) the consummation of a merger or consolidation in which we are not the surviving corporation or (iv) the consummation of a merger or consolidation in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction.

The Board has the discretion to provide that a stock award under the 2006 Incentive Plan may be subject to additional acceleration of vesting and exercisability upon or after certain specified change in control transactions (as defined in the 2006 Incentive Plan). Stock awards held by participants under the 2006 Incentive Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement.

The acceleration of vesting of a stock award in the event of a corporate transaction or change in the ownership or control of us under the 2006 Incentive Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Tax Withholding

Unless prohibited by the terms of a stock award agreement, we may satisfy any federal, state or local tax withholding obligation relating to any award by causing a participant to tender a cash payment, withholding a portion of the stock otherwise issuable to the participant, withholding cash from an award settled in cash, or by such other method as may be set forth in the award agreement.

Duration, Termination and Amendment

The Board may suspend or terminate the 2006 Incentive Plan without shareholder approval or ratification at any time. Unless sooner terminated, the 2006 Incentive Plan will terminate on March 16, 2016.

The Board may amend or modify the 2006 Incentive Plan at any time. However, no amendment shall be effective unless approved by our shareholders to the extent shareholder approval is necessary to satisfy applicable law.

The Board also may submit any other amendment to the 2006 Incentive Plan intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

The Board may not, under the 2006 Incentive Plan, (i) reprice any outstanding stock awards under the 2006 Incentive Plan; or (ii) cancel any outstanding stock award under the 2006 Incentive Plan and grant in substitution or exchange therefor a new stock award under the 2006 Incentive Plan or another equity plan of Hot Topic covering the same or a different number of shares of common stock unless the shareholders have approved such an action within 12 months prior to such an event.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to employees and us with respect to participation in the 2006 Incentive Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options. Incentive stock options granted under the 2006 Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares, or a qualifying disposition, will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods, or a disqualifying disposition, then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when our purchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Restricted Stock Awards. Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock award are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (a) the fair market value of the shares on the date of issuance over (b) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. The participant and Hot Topic will be required to satisfy certain tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards. No taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and Hot Topic will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a compensation committee comprised solely of “outside directors,” the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by our shareholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Plan Benefits

Awards under the 2006 Incentive Plan are discretionary. Accordingly, total awards that may be granted for the fiscal year ending January 30, 2010 under the 2006 Incentive Plan are not determinable until the completion of the fiscal year.

The following table presents certain information with respect to all awards granted under the 2006 Incentive Plan to (i) our named executive officers; (ii) all current executive officers as a group; (iii) all current non-employee directors as a group; and (iv) all employees, other than executive officers, as a group.

Name and Position	Number of Shares Underlying Stock Awards Granted (1)	Dollar Value ($)	Number of Shares Underlying Options Granted (2)	Weighted Average Option Exercise Price Per Share ($)
Elizabeth McLaughlin, Chief Executive Officer and Director (3)	330,000	2,901,300	800,000	7.93
Gerald A. Cook, Chief Operating Officer (3)	80,000	716,730	253,000	8.67
Christopher F. Daniel, President, Torrid	112,000	975,870	385,000	9.11
James J. McGinty, Chief Financial Officer (3)	79,000	705,420	225,000	8.54
John W. Kirkpatrick, Senior Vice President and Chief Music Officer	—	—	95,000	9.63
All current executive officers as a group	642,000	5,658,070	1,913,000	8.44
All current non-employee directors as a group	35,114	259,996	153,765	7.36
All employees who are not executive officers as a group	—	—	1,419,000	8.69

(1)	Shares represented in this column with respect to executive officers and directors represent shares subject to target performance share awards and annual stock grants, respectively. Performance share awards remain unissued until earned and, to date, no performance share awards have been earned or issued.

(2)	The dollar values of the option awards cannot be determined because they depend on the market value of the underlying shares of our common stock on the date of exercise.

(3)	Includes 130,000, 33,000, and 32,000 shares subject to target performance share awards granted to Ms. McLaughlin and Messrs. Cook and McGinty, respectively, that were subsequently cancelled as well as 100,000 shares subject to options granted to Ms. McLaughlin that were subsequently cancelled.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent auditors for the fiscal year ending January 30, 2010 and is seeking ratification of such selection by our shareholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1988. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Hot Topic and our shareholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive a “For” vote from a majority of outstanding shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended February 2, 2008 and January 31, 2009. All fees described below were approved by the Audit Committee.

Audit Fees

Fees for audit services totaled approximately $760,000 for the fiscal year ended February 2, 2008 and approximately $764,000 for the fiscal year ended January 31, 2009. Audit fees consisted principally of work associated with the annual audit of our consolidated financial statements, compliance with regulations and rules promulgated under the Sarbanes-Oxley Act of 2002 (including Section 404 internal control requirements) and reviews of our quarterly reports on Form 10-Q.

Audit-Related Fees

Fees for audit-related services totaled approximately $32,000 for the fiscal year ended February 2, 2008. There were no audit-related fees for the fiscal year ended January 31, 2009. Audit-related fees consisted of work associated with the audit of our Puerto Rico operations.

Tax Fees

Fees for tax services totaled approximately $43,000 for the fiscal year ended February 2, 2008 and approximately $38,700 for the fiscal year ended January 31, 2009. Tax fees consisted principally of work associated with tax advice and tax planning.

All Other Fees

There were no other fees for the fiscal years ended February 2, 2008 and January 31, 2009.

Pre-Approval Policies and Procedures

The Audit Committee, pursuant to its charter, is required to review and approve the proposed retention of independent auditors to perform any proposed permissible non-audit services. To date the Audit Committee has not established policies and procedures separate from its charter concerning pre-approval of audit or non-audit services. The establishment of any separate pre-approval policies and procedures is subject to the approval of the Audit Committee.

The Audit Committee has determined that the rendering of the pre-approved services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 30, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 11, 2009 by: (i) each of our directors; (ii) each of our executive officers named in the Summary Compensation Table included later in this proxy statement; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors, and principal shareholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 43,975,974 shares outstanding on March 11, 2009, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 10, 2009, the date which is 60 days after March 11, 2009. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Barclays Global Investors, N.A. (2) 400 Howard Street San Francisco, California 94105	3,410,432	7.7%
FMR LLC (3) 82 Devonshire Street Boston, Massachusetts 02109	3,378,199	7.6%
Invesco Ltd. (4) 1555 Peachtree Street NE Atlanta, Georgia 30309	2,631,437	5.9%
Elizabeth McLaughlin (5)	1,990,282	4.3%
Gerald A. Cook (6)	404,443	*
James J. McGinty (7)	311,783	*
Christopher F. Daniel (8)	250,934	*
Bruce Quinnell (9)	214,306	*
W. Scott Hedrick (10)	100,507	*
Andrew Schuon (11)	66,799	*
John W. Kirkpatrick (12)	30,000	*
Evelyn D’An (13)	11,281	*
Lisa M. Harper (14)	4,153	*
Thomas G. Vellios (15)	4,153	*
All executive officers and directors as a group (14 persons)(16)	3,589,641	7.6%

*	Less than one percent.

(1)	Unless otherwise indicated, the address of all the owners is: c/o Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748.

(2)	Based on Schedule 13G filed by Barclays Global Investors, N.A. on February 5, 2009. Includes 1,439,008 shares beneficially owned by Barclays Global Investors, N.A., 1,943,307 shares beneficially owned by Barclays Global Fund Advisors and 28,117 shares beneficially owned by Barclays Global Investors, Ltd.

(3)	Based on Amendment No. 10 to Schedule 13G filed by FMR LLC on February 17, 2009. Includes shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC.

(4)	Based on Amendment No. 1 to Schedule 13G filed by Invesco Ltd. on February 12, 2009. The shares listed above are held by the following affiliates of Invesco Ltd., in the following amounts: Investco Aim Advisors, Inc. holds 1,344,351 shares; Investco Aim Capital Management, Inc. holds 1,006,981 shares; Invesco PowerShares Capital Management LLC holds 252,288 shares; Invesco PowerShares Capital Management Ireland Ltd. holds 8,242 shares; and Invesco National Trust Company holds 19,575 shares. Invesco Ltd. and its subsidiaries disclaim beneficial ownership of the shares held by Invesco Ltd., its subsidiaries and any of their executive officers and directors.

(5)	Includes 1,642,167 shares subject to options exercisable within 60 days of March 11, 2009.

(6)	Includes 394,601 shares subject to options exercisable within 60 days of March 11, 2009.

(7)	Includes 286,251 shares subject to options exercisable within 60 days of March 11, 2009.

(8)	Includes 250,000 shares subject to options exercisable within 60 days of March 11, 2009.

(9)	Includes 77,158 shares subject to options exercisable within 60 days of March 11, 2009. Also includes 4,983 shares subject to a right of repurchase in favor of the company as of May 10, 2009.

(10)	Includes 10,000 shares held by the Hedrick Children’s Irrevocable Trust DTD 12-26-92. Also includes 66,305 shares subject to options exercisable within 60 days of March 11, 2009 and 4,153 shares subject to a right of repurchase in favor of the company as of May 10, 2009.

(11)	Includes 49,430 shares subject to options exercisable within 60 days of March 11, 2009. Also includes 4,153 shares subject to a right of repurchase in favor of the company as of May 10, 2009.

(12)	All shares indicated are subject to options exercisable within 60 days of March 11, 2009.

(13)	Includes 4,898 shares subject to options exercisable within 60 days of March 11, 2009. Also includes 4,153 shares subject to a right of repurchase in favor of the company as of May 10, 2009.

(14)	All shares indicated are subject to a right of repurchase in favor of the company as of May 10, 2009.

(15)	All shares indicated are subject to a right of repurchase in favor of the company as of May 10, 2009.

(16)	Includes 3,001,810 shares subject to options exercisable within 60 days of March 11, 2009 (including 201,000 shares subject to options exercisable within 60 days of March 11, 2009 held by three officers not required to be named in this table), and 25,748 shares subject to a right of repurchase in favor of the company as of May 10, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except as follows: a report of a change in ownership of Corrado Federico resulting from the exercise of previously-reported stock option grants was inadvertently filed late.

DIRECTOR COMPENSATION

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal year ended January 31, 2009 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2) ($)	Total ($)
Cynthia Cohen (3)	13,500	9,374	3,936	—	26,810
Evelyn D’An (4)	43,500	25,000	24,530	—	93,030
Corrado Federico (5)	14,000	9,374	3,936	—	27,310
Lisa M. Harper (6)	21,000	15,626	9,638	—	46,264
W. Scott Hedrick (7)	39,000	25,000	40,621	—	104,621
Bruce Quinnell (8)	95,000	29,998	54,160	—	179,158
Andrew Schuon (9)	35,000	25,000	40,621	—	100,621
Thomas G. Vellios (10)	22,000	15,626	9,638	—	47,624

(1)	Amounts listed in these columns represent the dollar amount we recognized for financial statement reporting purposes during fiscal 2008 under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, or SFAS No. 123R, “Share Based Payment.” Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended January 31, 2009 in Note 2 to Consolidated Financial Statements.

(2)	This column does not reflect nonqualified deferred compensation losses for fiscal 2008 as follows: Ms. D’An, $(20,686); Mr. Schuon, $(31,345); and Mr. Vellios, $(1,181).

(3)	Ms. Cohen did not stand for re-election at our 2008 annual meeting of shareholders. The aggregate number of shares subject to Ms. Cohen’s outstanding stock awards as of January 31, 2009 was 11,196. As of January 31, 2009, Ms. Cohen did not have any outstanding option awards. The full grant date fair value, as calculated under SFAS No. 123R, of Ms. Cohen’s awards reported in the Stock Awards and Option Awards columns above is as follows (assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended January 31, 2009 in Note 2 to Consolidated Financial Statements):

	Grant Date	Full Grant Date Fair Value ($)
Stock Awards:	June 14, 2007	24,998
	June 13, 2006	25,002
Option Awards:	June 14, 2007	59,771
	June 13, 2006	64,583

(4)	Ms. D’An elected to defer the entire $43,500 of the fees earned or paid in cash listed in the column above pursuant to the terms of our Hot Topic Inc. Management Deferred Compensation Plan, or the Deferred Compensation Plan. The aggregate number of shares subject to Ms. D’An’s outstanding stock and option awards as of January 31, 2009 was 6,383 and 34,130, respectively. The full grant date fair value, as calculated under SFAS No. 123R, of Ms. D’An’s awards reported in the Stock Awards and Option Awards columns above is as follows (assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended January 31, 2009 in Note 2 to Consolidated Financial Statements):

	Grant Date	Full Grant Date Fair Value ($)
Stock Awards:	June 10, 2008	25,001
	June 14, 2007	24,998
Option Awards:	June 10, 2008	59,922
	June 14, 2007	59,771

(5)	Mr. Federico did not stand for re-election at our 2008 annual meeting of shareholders. The aggregate number of shares subject to Mr. Federico’s outstanding stock awards as of January 31, 2009 was 11,810. As of January 31, 2009, Mr. Federico did not have any outstanding option awards. The full grant date fair value, as calculated under SFAS No. 123R, of Mr. Federico’s awards reported in the Stock Awards and Option Awards columns above is as follows (assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended January 31, 2009 in Note 2 to Consolidated Financial Statements):

	Grant Date	Full Grant Date Fair Value ($)
Stock Awards:	June 14, 2007	24,998
	June 13, 2006	25,002
	June 14, 2007	59,771
Option Awards:	June 13, 2006	64,583

(6)	The aggregate number of shares subject to Ms. Harper’s outstanding stock and option awards as of January 31, 2009 was 4,153 and 22,934, respectively. The full grant date fair value, as calculated under SFAS No. 123R, of Ms. Harper’s awards reported in the Stock Awards and Option Awards columns above is as follows (assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended January 31, 2009 in Note 2 to Consolidated Financial Statements):

	Grant Date	Full Grant Date Fair Value ($)
Stock Awards:	June 10, 2008	25,001
Option Awards:	June 10, 2008	59,922

(7)	The aggregate number of shares subject to Mr. Hedrick’s outstanding stock and option awards as of January 31, 2009 was 14,202 and 98,736, respectively. The full grant date fair value, as calculated under SFAS No. 123R, of Mr. Hedrick’s awards reported in the Stock Awards and Option Awards columns above is as follows (assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended January 31, 2009 in Note 2 to Consolidated Financial Statements):

	Grant Date	Full Grant Date Fair Value ($)
Stock Awards:	June 10, 2008	25,001
	June 14, 2007	24,998
	June 13, 2006	25,002
Option Awards:	June 10, 2008	59,922
	June 14, 2007	59,771
	June 13, 2006	64,583

(8)	The aggregate number of shares subject to Mr. Quinnell’s outstanding stock and option awards as of January 31, 2009 was 18,399 and 120,398, respectively. The full grant date fair value, as calculated under SFAS No. 123R, of Mr. Quinnell’s awards reported in the Stock Awards and Option Awards columns above is as follows (assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended January 31, 2009 in Note 2 to Consolidated Financial Statements):

	Grant Date	Full Grant Date Fair Value ($)
Stock Awards:	June 10, 2008	29,998
	June 14, 2007	29,998
	June 13, 2006	30,002
Option Awards:	June 10, 2008	79,897
	June 14, 2007	79,695
	June 13, 2006	86,109

(9)	Mr. Schuon elected to defer the entire $35,000 of the fees earned or paid in cash listed in the column above pursuant to the terms of our Deferred Compensation Plan. The aggregate number of shares subject to Mr. Schuon’s outstanding stock and option awards as of January 31, 2009 was 15,963 and 108,111, respectively. The full grant date fair value, as calculated under SFAS No. 123R, of Mr. Schuon’s awards reported in the Stock Awards and Option Awards columns above is as follows (assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended January 31, 2009 in Note 2 to Consolidated Financial Statements):

	Grant Date	Full Grant Date Fair Value ($)
Stock Awards:	June 10, 2008	25,001
	June 14, 2007	24,998
	June 13, 2006	25,002
Option Awards:	June 10, 2008	59,922
	June 14, 2007	59,771
	June 13, 2006	64,583

(10)	Mr. Vellios elected to defer $17,000 of the fees earned or paid in cash listed in the column above pursuant to the terms of our Deferred Compensation Plan. The aggregate number of shares subject to Mr. Vellios’ outstanding stock and option awards as of January 31, 2009 was 4,153 and 22,934, respectively. The full grant date fair value, as calculated under SFAS No. 123R, of Mr. Vellios’ awards reported in the Stock Awards and Option Awards columns above is as follows (assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended January 31, 2009 in Note 2 to Consolidated Financial Statements):

	Grant Date	Full Grant Date Fair Value ($)
Stock Awards:	June 10, 2008	25,001
Option Awards:	June 10, 2008	59,992

As consideration for service on the Board, each director is reimbursed for reasonable out-of-pocket expenses in connection with such director’s travel to and attendance at Board and committee meetings. In addition, non-employee directors receive a fee for their attendance at each Board meeting and each meeting of a standing committee of the Board. The Board meeting fee for members other than the Chairman of the Board is $10,000 per each in-person meeting and $2,000 per each telephonic meeting, and the Board meeting fee for the Chairman of the Board is $13,000 per each in-person meeting and $2,000 per each telephonic meeting. Non-employee directors, other than the Chair of each committee, receive fees of $1,000 for their attendance at each Compensation Committee and Nominating and Governance Committee meeting, and $1,500 for their attendance at each Audit Committee meeting. The Chairs of the Compensation Committee, Nominating and Governance Committee and Audit Committee receive fees of $2,500 per committee meeting, and also receive a $1,250, $625 and $10,000 quarterly retainer, respectively, for ongoing activities as Chair of the respective committees. In fiscal 2008, the total cash compensation paid to non-employee directors was $283,000.

Under our director compensation policy approved by the Compensation Committee and the Board, each of our non-employee directors also receives stock option grants, which are granted under our 1996 Non-Employee Directors’ Stock Option Plan, also called the Directors’ Plan, and the 2006 Incentive Plan. Options granted to non-employee directors are intended not to qualify as incentive stock options under relevant tax laws. In fiscal 2008, pursuant to the director compensation policy, the Board approved grants to each non-employee director of options to purchase that number of shares so that the aggregate option grant to each non-employee director had a total value (determined at the time of grant and using a Black-Scholes valuation model) of $80,000 for the Chairman and $60,000 for each other non-employee director. The grants were all made at the time of our 2008 Annual Meeting of Shareholders. Twenty-five percent of the shares subject to the options vest one year from the effective date of grant and the remainder of the shares vest in equal quarterly installments over the 12 quarters thereafter.

In all, during the last fiscal year, we granted to our non-employee directors options to purchase an aggregate of 145,249 shares of common stock at an exercise price per share of $6.02 all on June 10, 2008. The fair market value (as defined in the applicable stock plan) of such common stock on the date of grant was $6.02 per share.

In addition, pursuant to our director compensation policy, each non-employee director (other than the Chairman) receives an annual stock grant pursuant to the 2006 Incentive Plan with a value equal to $25,000, and the Chairman receives an annual stock grant pursuant to the 2006 Incentive Plan with a value equal to $30,000. The stock awards are granted to each non-employee director immediately following his or her election or re-election (although the Board can amend its policy and change the grant or otherwise determine that no grant shall be made). The number of shares subject to the stock grant is determined based on the fair market value of our common stock as of the date of grant. Pursuant to the policy adopted by the Board, these stock grants vest 100% on the earlier to occur of the following: (i) one year from the date of grant or (ii) the commencement of our next annual meeting of shareholders, provided that the directors are prohibited from selling the shares they received pursuant to such stock grants until they no longer serve on the Board. Each non-employee director received such a $25,000 stock grant, and the Chairman of the Board received such a $30,000 stock grant, as of the date of our 2008 Annual Meeting of Shareholders held on June 10, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overall Compensation Philosophy

Our Compensation Committee is comprised of independent directors within the meaning of applicable SEC and Nasdaq rules. The Compensation Committee responsibilities and duties are outlined in detail under the heading “Information Regarding the Board of Directors and its Committees—Compensation Committee” and in our Compensation Committee charter, which is available on our investor relations website at http://investorrelations.hottopic.com.

Our Compensation Committee believes that our compensation program must support our company business and financial goals and be competitive with other companies who seek the services of similarly qualified candidates. Underlying the program is a fundamental goal of providing both appropriate rewards for outstanding company performance and clear financial consequences for underperformance. With respect to executive officers, the Compensation Committee also believes a significant portion of an executive’s compensation should be “at risk” in the form of annual and long-term incentive awards that are paid, if at all, if specific objectives are satisfied.

In general, our executive compensation program has been designed to:

•

Attract and retain highly skilled and experienced professionals by establishing a compensation structure that is competitive with those offered by other companies with whom we compete for management talent;

•	Build shareholder value by providing incentives based on achievement of company financial goals;

•	Closely align compensation for our executive management team with our short-term and long-term performance;

•	Establish compensation programs that are equitable internally within our company; and

•	Provide differentiated compensation based on individual performance and contribution to company objectives.

The company’s compensation programs emphasize performance-based annual bonuses and long-term incentive awards by maintaining base salary levels and by providing varied long-term incentives through the grant of stock options subject to time-based vesting and the implementation of our Performance Share Award Programs. Our compensation programs take into account evolving practices at other public companies and aim to enhance the linkage between employee compensation and the creation of shareholder value. In addition, because we operate multiple retail concepts, our bonus plans provide that certain executive officers have bonus goals and objectives that are weighted to a greater extent in favor of the financial performance of the concept(s) on which they focus, while potential bonuses for other members of executive management are structured to encourage focus on the financial performance of our company as a whole.

During fiscal 2005, the Compensation Committee retained Mercer Human Resource Consulting, an independent compensation consultant, to provide input and advice to the Compensation Committee relating to our long-term incentive strategy for our executive team. Mercer provided a written report to the Compensation Committee in November 2005, and provided further input and advice as the Compensation Committee continued its consideration of appropriate executive compensation through fiscal 2006.

The input of Mercer provided guidance in certain areas for establishing fiscal 2007, 2008 and 2009 executive compensation parameters, and management utilized executive compensation data from the HayGroup and Towers Perrin, both independent compensation consultants, to provide additional guidance regarding fiscal 2008 and 2009 executive compensation parameters. In addition, to aid the Compensation Committee in performing its duties, our Chief Executive Officer provides recommendations concerning the compensation of executive officers, excluding herself; and also provides the Compensation Committee with analysis of annual corporate goal achievement and named executive officer performance. While the Compensation Committee utilizes compensation survey data that includes retail and other relevant industries’ companies, as considered comparable or relevant to Hot Topic, the Compensation Committee does not use a specific formula to set pay in relation to this market data. In aggregate, the compensation program for executive officers has not been materially changed for fiscal 2009 as compared to fiscal 2008 and fiscal 2007 in terms of structure and philosophy.

Elements of Compensation

To accomplish our executive compensation program objectives, compensation for our executive officers generally consists of the following components: base salary, bonus and long-term incentives. Our executive officers are also provided an opportunity to participate in the Deferred Compensation Plan. They also receive an allowance for lease of a vehicle and related expenditures, and certain of them are entitled to potential payments upon specified termination or change-in-control events, which are summarized in greater detail elsewhere in this proxy statement. Additionally, our executive officers are entitled to other benefits that are generally available to our non-executive employees.

Base Salary

Base salaries are used to attract and retain employees by providing a portion of compensation that is not considered “at risk.” The initial base salary for each executive officer was established at the time of hire taking into account the officer’s scope of responsibilities, qualifications, experience, competitive salary information and internal equity. The Compensation Committee generally reviews base salaries for our named executive officers (which term is defined in our Summary of Compensation below) and other senior executives annually during the first quarter of the fiscal year following the audit of our year-end financial statements. Base salaries for ensuing years are determined based on an assessment of the executive’s performance against job responsibilities, overall company performance and competitive salary information. Annual adjustments in base salaries, if any, have generally been made effective at the beginning of the third month of the fiscal year for which they are intended to apply and therefore also reflect in large part the prior year’s business and individual performance achievements. Thus, the Compensation Committee has been able to consider both an executive’s exhibited value to the organization and its business, as well as his or her anticipated contributions to the success (both short-term and long-term) of the company for purposes of setting base pay levels.

The Compensation Committee met in March 2008 to consider the base salaries of our executive officers for fiscal 2008 and the Board approved, upon recommendation of the Compensation Committee, the following base salaries for our named executive officers for fiscal 2008:

Named Executive Officer	Title	Base Salary ($)
Elizabeth McLaughlin	Chief Executive Officer and Director	700,000
Gerald A. Cook	Chief Operating Officer	463,500
Christopher F. Daniel	President, Torrid	437,800
James J. McGinty	Chief Financial Officer	360,500
John W. Kirkpatrick	Senior Vice President and Chief Music Officer	334,800

The fiscal 2008 base salaries for our named executive officers represented a 3% cost-of-living increase from their fiscal 2007 base salaries, except for that of Ms. McLaughlin whose fiscal 2008 base salary remained unchanged from its fiscal 2004 level.

The Compensation Committee also met in November 2008 to consider the base salaries of our Chief Operating Officer and Chief Financial Officer for the remainder of fiscal 2008. Based on a number of criteria, including the desire to keep our base salaries competitive with salaries of similar executive positions in comparable companies in our industry, the Board approved, upon recommendation of the Compensation Committee, the following base salaries for our Chief Operating Officer and Chief Financial Officer for the remainder of fiscal 2008:

Named Executive Officer	Title	Base Salary ($)
Gerald A. Cook	Chief Operating Officer	525,000
James J. McGinty	Chief Financial Officer	400,000

The Compensation Committee met again in March 2009 to consider the base salaries of our executive officers for fiscal 2009 and the Board approved, upon recommendation of the Compensation Committee, the following base salaries for our named executive officers for fiscal 2009:

Named Executive Officer	Title	Base Salary ($)
Elizabeth McLaughlin	Chief Executive Officer and Director	850,000
Gerald A. Cook	Chief Operating Officer	525,000
Christopher F. Daniel	President, Torrid	450,000
James J. McGinty	Chief Financial Officer	400,000
John W. Kirkpatrick	Senior Vice President and Chief Music Officer	345,000

The fiscal 2009 base salaries for our named executive officers represented an approximate 3% cost-of-living increase from their fiscal 2008 base salaries, except for those of Messrs. Cook and McGinty whose fiscal 2009 base salaries remained unchanged from their fiscal 2008 levels due to the increases each received in November 2008, and except for that of Ms. McLaughlin whose fiscal 2009 base salary was increased in recognition of exceptional company and individual performance, as well as the lack of any increase since fiscal 2004.

Bonus

Annual incentive bonuses are intended to reflect the Compensation Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon our performance and officer contribution to that performance. Accordingly, our executive officers, including our Chief Executive Officer, participate in an annual executive incentive bonus plan, referred to as the Executive Bonus Plan, which provides for cash bonus targets based upon the achievement of certain specified financial goals for the fiscal year. The Board, upon recommendation of the Compensation Committee, annually establishes targeted levels of financial performance for the ensuing fiscal year in conjunction with our annual financial plan. The performance targets range from a minimum (or threshold) level to a maximum level, with a target level in between. Upon the achievement of various increasing levels of financial performance above the minimum level, varying amounts are awardable; however the Compensation Committee may choose to recommend increasing bonuses provided for under the Executive Bonus Plan above the original bonus targets, or to recommend awarding less than the target bonuses, or no bonuses. The Board of Directors, upon receiving the Compensation Committee’s recommendations, makes awards as warranted. The various goals attributable to particular executive officers are varied to align the officer’s duties with the appropriate metrics that best reflect the officer’s impact on Hot Topic and our performance and are collectively designed to be “stretch goals,” intended to be challenging but achievable (i.e., viewed by Hot Topic as the target level being achievable less than 50% of the time). The minimum levels for fiscal 2004 and 2005 annual incentive bonuses were not met, and the target levels for fiscal 2006 and 2007 annual incentive bonuses for the Torrid division were met and exceeded (at a level below the maximum level), however the minimum levels for fiscal 2006 and 2007 annual incentive bonuses for the Hot Topic division were not met. The minimum level for fiscal 2008 annual incentive bonuses for Hot Topic, Inc. was met and exceeded (at a level below the target level) and for the Hot Topic division, the target level was met and exceeded (at a level below the maximum level). The minimum level for fiscal 2008 annual incentive bonuses for the Torrid division was not met.

The following table details the general nature of the fiscal 2008 and 2009 annual incentive bonus performance targets attributable to our named executive officers:

Named Executive Officer	Title	Performance Target
		Fiscal 2008[1]	Fiscal 2009[2]
Elizabeth McLaughlin	Chief Executive Officer and Director	100% net income for Hot Topic, Inc.	100% net income for Hot Topic, Inc.

Gerald A. Cook	Chief Operating Officer	100% net income for Hot Topic, Inc.	100% net income for Hot Topic, Inc.

Christopher F. Daniel	President, Torrid	75% Torrid divisional operating income; 25% Hot Topic divisional operating income.	75% Torrid divisional operating income; 25% Hot Topic divisional operating income.

James J. McGinty	Chief Financial Officer	100% net income for Hot Topic, Inc.	100% net income for Hot Topic, Inc.

John W. Kirkpatrick	Senior Vice President and Chief Music Officer	75% Hot Topic divisional operating income; 25% ShockHound divisional operating income.	100% Hot Topic divisional operating income.

(1)	Represents cash bonuses eligible to be earned in fiscal 2008 and paid in fiscal 2009. For Mr. Daniel, no fiscal 2008 performance-based cash bonus was to be paid unless the minimum Torrid divisional operating income target was achieved, even if the minimum Hot Topic divisional operating income target was achieved.

(2)	Represents cash bonuses eligible to be earned in fiscal 2009 and paid in fiscal 2010.

Cash bonuses earned under the Executive Bonus Plan are paid each year upon completion of our annual audit of the results of operations for the previous fiscal year by our independent auditors. The table below shows cash bonuses paid to our named executive officers for fiscal 2008:

Named Executive Officer	Title	Cash Bonus ($)
Elizabeth McLaughlin	Chief Executive Officer and Director	1,000,000
Gerald A. Cook	Chief Operating Officer	500,000
Christopher F. Daniel	President, Torrid	85,000
James J. McGinty	Chief Financial Officer	300,000
John W. Kirkpatrick	Senior Vice President and Chief Music Officer	300,000

Ms. McLaughlin’s and Messrs. Cook’s, McGinty’s and Kirkpatrick’s bonuses were a combination of bonuses awarded based on the parameters established by the Board in March 2008 with respect to the financial performance of Hot Topic, Inc., or in the case of Mr. Kirkpatrick, our Hot Topic and ShockHound divisions, in fiscal 2008 and additional discretionary bonuses awarded in recognition of their contributions to the company. Mr. Daniel’s bonus was a discretionary bonus, awarded in recognition of his contribution to the company.

Long-Term Incentives

We provide long-term incentive compensation to our executive officers through equity awards under the 2006 Incentive Plan. The 2006 Incentive Plan succeeded our 1996 Equity Incentive Plan, which was used for equity grants from 1996 until its expiration in 2006. The 2006 Incentive Plan was established to provide incentives to our directors, employees, including executive officers, and consultants to perform and execute on our long-term objectives and strategic initiatives. We believe awards granted under our 2006 Incentive Plan help align the interests of our employees with those of our shareholders. The Compensation Committee typically considers both the number of shares subject to proposed awards, as well as the valuation of proposed awards under the valuation method used by the company for purposes of reporting expense associated with the awards.

Stock Options

Our 2006 Incentive Plan authorizes us to grant stock options to employees, consultants and directors. Prior to fiscal 2005, we granted primarily incentive stock options, but since fiscal 2005 we have granted nonqualified stock options exclusively. With respect to executive officers, stock options are typically granted and effective upon commencement of employment and on an annual basis in connection with our performance evaluation process which typically occurs in the first quarter of each calendar year. The Compensation Committee has on occasion also made grants in connection with promotions. All equity-based awards to executive officers require the approval of our Board or the Compensation Committee before they are awarded or communicated to the individual.

Stock options are priced at the fair market value of our common stock on the date of grant of the award. Fair market value is defined as the closing price of our common stock on the date of grant (or if the date of grant is not a trading day, then the closing price on the trading day immediately prior to the date of grant).

Generally, 25% of the shares subject to the stock options vest one year from the effective date of grant and the remainder of the shares vest in equal quarterly installments over the 12 quarters thereafter, subject to acceleration of vesting in certain situations such as in some circumstances in connection with a change of control of the company. We have not granted, and currently do not grant, options with performance based vesting conditions. The stock options expire ten years from the effective date of grant.

Stock option grants made during 2008 to our named executive officers are reflected in the Grants of Plan-Based Awards Table and outstanding stock option awards to our named executive officers as of January 31, 2009 are reflected in the Outstanding Equity Awards at Fiscal Year-End Table. In connection with our annual performance evaluation process, and based on the compensation analysis described above, in March 2009 the Board, based on the recommendation of the Compensation Committee, approved 2009 annual stock option grants to our named executive officers as follows, each with an exercise price of $9.56 per share:

Named Executive Officer	Title	Stock Option Grant (# shares)
Elizabeth McLaughlin	Chief Executive Officer and Director	250,000
Gerald A. Cook	Chief Operating Officer	100,000
Christopher F. Daniel	President, Torrid	85,000
James J. McGinty	Chief Financial Officer	75,000
John W. Kirkpatrick	Senior Vice President and Chief Music Officer	25,000

Performance Share Awards

The Compensation Committee has in place a long-term incentive structure to incorporate, in addition to stock options, stock award “units” pursuant to which shares of our common stock will be issued to executive officers in the event long-term operating income goals are met. The purpose of this type of award is, among other things, to provide for diversification of equity grants to provide aggregate awards that, in the opinion of the Board, appropriately align long-term incentives of company management with our significant long-term objectives. In March 2007, the Board adopted a Performance Share Award Program under the 2006 Incentive Plan. Stock awards granted pursuant to the program have target awards that are 50% of the maximum awards indicated below. The target awards and the maximum awards may be earned based on achievement of enumerated performance goals during an established performance period, and in all cases the award of shares is subject to the officer’s continuous service to us as an officer, director or consultant. The shares will remain unissued until earned, if at all. We granted awards in 2006 pursuant to a previous Performance Share Award Program adopted under our 1996 Equity Incentive Plan, which provided for a three-year measurement period, with awards based on 2008 operating income for the company as a whole, compared to a target performance goal. In March 2009, the Board confirmed that the target performance goal for fiscal 2008 had not been met, and therefore all such awards terminated and are of no further force or effect. The awards granted in March 2007, March 2008 and March 2009 under the new Performance Share Award Program provided for a three-year measurement period, with awards based on 2009, 2010 and 2011 operating income for the company as a whole, respectively, compared to a target performance goal (with potential adjustment due to extraordinary or nonrecurring events such as significant acquisitions). The fiscal 2009, 2010 and 2011 operating income targets for the company as a whole were designed to be challenging but achievable (i.e., viewed by Hot Topic as the target level being achievable less than 50% of the time). However, we do not currently expect that the minimum levels for the fiscal 2009 operating income targets for the company as a whole will be met. The following table details the stock awards granted to our named executive officers in fiscal 2008 and 2009, and the related performance targets:

Named Executive Officer (1)	Title	Fiscal 2008		Fiscal 2009
		Maximum Shares Subject to Stock Award (#)	Performance Target	Maximum Shares Subject to Stock Award (#)	Performance Target
Elizabeth McLaughlin	Chief Executive Officer and Director	200,000	Fiscal 2010 Hot Topic, Inc. operating income	200,000	Fiscal 2011 Hot Topic, Inc. operating income

Gerald A. Cook	Chief Operating Officer	44,000	Fiscal 2010 Hot Topic, Inc. operating income	50,000	Fiscal 2011 Hot Topic, Inc. operating income

Christopher F. Daniel	President, Torrid	70,000	Fiscal 2010 Hot Topic, Inc. operating income	70,000	Fiscal 2011 Hot Topic, Inc. operating income

James J. McGinty	Chief Financial Officer	44,000	Fiscal 2010 Hot Topic, Inc. operating income	50,000	Fiscal 2011 Hot Topic, Inc. operating income

(1)	Named executive officers not listed in the table are not participants in the Performance Share Award Program.

Employee Stock Purchase Plan

Our 1996 Employee Stock Purchase Plan, or ESPP, which is available to and intended to encourage and motivate all of our employees, including our executive officers, to continue in our employ by giving them the opportunity to acquire an ownership interest in the company on favorable terms. Under our ESPP, employees may purchase shares of our common stock at a discount to the market price, subject to certain limits, with the objective of allowing employees to profit when the value of our common stock increases over time.

Deferred Compensation Plan

We provide a Deferred Compensation Plan for the purpose of providing a program to meet the financial planning needs of our highly compensated employees and members of our Board of Directors who are unable to participate in our section 401(k) savings/retirement plan due to applicable rules. The company, at its discretion, may contribute to the Deferred Compensation Plan and in January 2009, began to contribute 50% of the first 4% of participants’ eligible contributions into their Deferred Compensation Plan accounts. Non-employee members of our Board of Directors are not eligible for these matching contributions. As of January 31, 2009, each of our named executive officers had participated in the Deferred Compensation Plan. Information about participation and amounts earned on contributed amounts is set forth in the Nonqualified Deferred Compensation Table.

Severance and Change of Control Payments

We have entered into agreements containing severance benefits and change of control provisions with certain of our executive officers, the terms of which are described under the headings “Employment, Severance and Change of Control Agreements” and “Potential Payments Upon Termination or Change of Control.” We believe these severance and change in control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals.

Other Compensation

We lease a fleet of automobiles for certain employees of our company, such as district and regional managers, and our officers; and to the extent attributed to personal use, the costs associated with lease are deemed compensation to the employees. Further, in order to retain and recruit highly talented individuals we provide other forms of compensation from time to time such as supplemental disability insurance coverage, relocation benefits, hiring bonuses and related tax gross ups. We also provide personal paid time off and other paid holidays to all employees, including our executive officers, on terms which we believe are comparable to those provided at comparable companies.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code.

The Compensation Committee has determined that awards under the Performance Share Award Program and stock options granted under the 2006 Incentive Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant shall be treated as “performance-based compensation.” The Compensation Committee currently believes that we should be able to continue to manage our executive compensation program for named executive officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.

Summary of Compensation

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal year ended January 31, 2009 to our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers who earned more than $100,000 in fiscal 2008. We refer to these officers in this proxy statement as the “named executive officers.”

Summary Compensation Table (1)

Name and Principal Position	Year	Salary (2) ($)	Bonus (3) ($)	Stock Awards (4) ($)	Option Awards (4) ($)	Non Equity Incentive Plan Compensation (5) ($)	Change in Nonqualified Deferred Compensation Earnings (6) ($)	All Other Compensation (7) ($)	Total ($)
Elizabeth McLaughlin, Chief Executive Officer and Director	2008 2007 2006	700,000 700,000 700,000	363,000 — —	103,906 — —	711,683 648,352 1,057,593	637,000 — —	— — 2,041	14,940 — —	2,530,529 1,348,352 1,759,634

Gerald A. Cook, Chief Operating Officer	2008 2007 2006	476,625 450,000 450,000	141,687 50,000 —	22,859 — —	220,959 176,131 237,046	358,313 — 155,925	— — 531	13,520 — —	1,233,963 676,131 843,502

Christopher F. Daniel, President, Torrid	2008 2007 2006	435,667 425,000 337,917	85,000 — —	36,367 — —	385,733 389,731 170,526	— 111,563 408,000	— — 852	10,355 — —	953,122 926,294 917,295

James J. McGinty, Chief Financial Officer	2008 2007 2006	368,625 350,000 304,167	118,000 50,000 —	22,859 — —	208,583 164,277 163,912	182,000 — 80,850	— — 401	12,795 — —	912,862 564,277 549,330

John W. Kirkpatrick, Senior Vice President and Chief Music Officer (8)	2008	333,167	72,336	—	77,680	227,664	—	—	710,847

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include various perquisites and other benefits received by a named executive officer which do not exceed $10,000 in the aggregate.

(2)	Salary amounts deferred under the Deferred Compensation Plan are included in this column and, for fiscal 2008, shown in the Nonqualified Deferred Compensation Plan Table.

(3)	Amounts listed in this column reflect discretionary bonuses awarded in recognition of the individual’s contributions to the company during the applicable fiscal year, which were paid in the first quarter of the subsequent fiscal year.

(4)	Amounts listed in these columns represent the dollar amount we recognized for financial statement reporting purposes during the applicable fiscal year under SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended January 31, 2009 in Note 2 to Consolidated Financial Statements.

(5)	Amounts listed in this column represent performance-based bonuses earned during the applicable fiscal year. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.

(6)	Amounts listed in this column do not reflect nonqualified deferred compensation losses for fiscal 2007 and fiscal 2008 as follows: Ms. McLaughlin, $(3,282) and $(64,746), respectively; Mr. Cook, $(8,276) and $(40,361), respectively; Mr. Daniel, $(5,586) and $(42,338), respectively; Mr. McGinty, $(170) and $(27,331), respectively; and Mr. Kirkpatrick, $(7,121) for fiscal 2008 only.

(7)	Amounts listed in this column represent perquisites received for fiscal 2008 as follows: Ms. McLaughlin (car allowance of $6,003, gas allowance of $2,772, vehicle maintenance of $568, disability insurance of $3,376 and company gift card in the amount of $2,221); Mr. Cook (car allowance of $9,491, gas allowance of $2,398, vehicle maintenance of $30 and disability insurance of $1,601); Mr. Daniel (car allowance of $5,630, gas allowance of $3,277 and disability insurance of $1,448); and Mr. McGinty (car allowance of $8,227, gas allowance of $2,797, vehicle maintenance of $447 and disability insurance of $1,324).

(8)	Mr. Kirkpatrick first became a named executive officer in fiscal 2008.

Employment, Severance and Change of Control Agreements

We entered into amended and restated employment agreements with Gerald A. Cook, James J. McGinty and Christopher F. Daniel on November 24, 2008 and John W. Kirkpatrick on December 23, 2008, which provide for payments and benefits under certain circumstances. None of these agreements provide for a specified term of employment.

Under all of the above agreements, each executive officer’s employment is terminable with or without cause. However, each of the executive officers is entitled to certain benefits in the event his or her employment with us is terminated without cause, including a severance payment equal to six months of continued pay and health benefits.

In addition, each of the executive officers is entitled to immediate vesting of all of their unvested options in the event of a “change in control” of Hot Topic. “Change in control” is defined in each of the agreements as (i) a sale of all or substantially all of our assets, (ii) a merger or consolidation in which we are not the surviving corporation and in which beneficial ownership of at least 50% of our voting securities has changed or (iii) an acquisition by any person, entity or group of beneficial ownership of at least 50% of the combined voting power of Hot Topic.

In establishing the triggering events for payment obligations in connection with termination events under our employment and change of control agreements with our named executive officers, the Compensation Committee considered several factors. Payments upon termination by us without cause are provided because we consider such a termination to be generally beyond the control of a terminated employee and a termination that under different circumstances would not have occurred. The termination benefits are intended to ease the consequences to an employee of an unexpected termination of employment. We benefit by requiring a general release from terminated employees. Option acceleration upon a change of control is intended to mitigate the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Such acceleration protects shareholder interests by enhancing employee focus during rumored or actual change in control activity through incentives to remain with Hot Topic despite uncertainties while a transaction is under consideration or pending.

We have no existing employment agreement with our Chief Executive Officer, Elizabeth McLaughlin. Ms. McLaughlin’s compensation is determined annually by the Compensation Committee, as described elsewhere in this proxy statement.

Potential Payments Upon Termination or Change of Control

The following table sets forth potential payments payable to our named executive officers upon termination of employment without cause or in the event of a “change in control” of Hot Topic, as discussed above. The Compensation Committee or Board may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to our named executive officers assuming their employment was terminated without cause, or a “change in control” occurred, on January 31, 2009, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs. We would not be obligated to provide any other severance payments, health or welfare benefits or tax gross-ups to the officers.

Name	Benefit	Termination Without Cause ($)	Change in Control ($)
Gerald A. Cook	Cash Severance (1)	262,500	—
	Benefits Continuation (1)	5,527	—
	Option Acceleration (2)	—	284,250
Christopher F. Daniel	Cash Severance (1)	218,900	—
	Benefits Continuation (1)	5,445	—
	Option Acceleration (2)	—	379,000
James J. McGinty	Cash Severance (1)	200,000	—
	Benefits Continuation (1)	5,527	—
	Option Acceleration (2)	—	284,250
John W. Kirkpatrick	Cash Severance (1)	167,400	—
	Benefits Continuation (1)	5,405	—
	Option Acceleration (2)	—	75,800

(1)	The amounts reflected in the column would be paid over a six-month period. In addition, deferred compensation of each named executive officer, if any, reflected in the Nonqualified Deferred Compensation Plan Table would be paid upon termination.

(2)	Amounts shown for option awards represent the value of unvested “in the money” options that would have accelerated in the event of a “change in control” of Hot Topic on January 31, 2009 based on the difference between the market value of our common stock on January 30, 2009 (the last trading day of fiscal 2008) and the exercise price of the respective options.

Grants of Plan-Based Awards

We previously granted stock options to our executive officers under our 1996 Equity Incentive Plan, or the 1996 Incentive Plan, and currently grant stock options to our executive officers under the 2006 Incentive Plan. As of March 11, 2009, options to purchase a total of 3,754,095 and 2,239,640 shares were outstanding under the 1996 Incentive Plan and 2006 Incentive Plan, respectively, and a total of 1,592,043 shares remained available for grant under the 2006 Incentive Plan. The options become exercisable over a four year period with 25% vesting one year from the date of grant and 6.25% of the remaining shares vesting quarterly thereafter. The options will fully vest upon a change of control, as defined in the 1996 Incentive Plan or the 2006 Incentive Plan, as applicable, unless the acquiring company assumes the options or substitutes similar options.

Options expire ten years from the date of grant. The exercise price per share of each option granted to our executive officers was equal to the fair market value of our common stock on the date of the grant. The exercise price per share of each option previously granted to our named executive officers under the 1996 Incentive Plan and the 2006 Incentive Plan was equal to the fair market value of our common stock on the date of the grant, which was deemed to be equal to the closing sales price for such stock as reported on the Nasdaq on the last market trading day prior to such date. In March 2007, we amended the 2006 Incentive Plan to provide that the fair market value of our common stock on the date of the grant will be deemed to be equal to the closing sales price for such stock as reported on the Nasdaq on such date.

The following table provides information regarding grants of plan-based awards to the named executive officers in the fiscal year ended January 31, 2009.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Elizabeth McLaughlin	3/26/08	280,000	700,000	1,400,000
	3/26/08				0	100,000	200,000				475,000
	3/26/08							250,000		4.75	513,400
	6/2/08							100,000	(4)		220,050

Gerald A. Cook	3/26/08	157,500	393,750	787,500
	3/26/08				0	22,000	44,000				104,500
	3/26/08							75,000		4.75	154,020

Christopher F. Daniel	3/26/08	131,340	328,350	656,700
	3/26/08				0	35,000	70,000				166,250
	3/26/08							100,000		4.75	205,360

James J. McGinty	3/26/08	80,000	200,000	400,000
	3/26/08				0	22,000	44,000				104,500
	3/26/08							75,000		4.75	154,020

John W. Kirkpatrick	3/26/08	66,960	167,400	334,800
	3/26/08							20,000		4.75	41,072

(1)	The amounts shown in these columns represent the threshold, target and maximum payout levels under the Executive Bonus Plan. The actual amount of incentive bonus earned by each named executive officer in fiscal 2008 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)	The amounts shown in these columns represent the threshold, target and maximum payout levels under the Performance Share Award Program. None of these awards have vested and no shares have been issued pursuant to the grants. As of January 31, 2009, it is our best estimate that 37.5% of the maximum number of these awards will be earned at the end of the three-year term. Accordingly, we have recognized $185,991 as compensation expense in fiscal 2008 for these awards, which is reported under the Stock Awards column in the Summary Compensation Table. For further discussion, see our Annual Report on Form 10-K for the year ended January 31, 2009 in Note 2 to Consolidated Financial Statements.

(3)	Amounts listed in this column represent the aggregate grant date fair value computed in accordance with SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended January 31, 2009 in Note 2 to Consolidated Financial Statements.

(4)	In July 2008, we entered into a Stock Option Cancellation Agreement with Elizabeth McLaughlin, pursuant to which the stock option to purchase 100,000 shares of common stock granted on June 2, 2008 to Ms. McLaughlin in connection with the appointment of Michael Crooke as President of our Hot Topic division was cancelled in exchange for a nominal payment by the company of $1.00.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding all outstanding equity awards held by each of the named executive officers as of January 31, 2009.

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Elizabeth McLaughlin	200,733 4,949 133,380 215,603 300,001 300,001 175,000 137,500 87,500 —	— — — — — — — 62,500 112,500 250,000	3.73 5.97 6.97 10.64 15.33 15.61 21.24 13.90 11.31 4.75	2/24/10 6/28/10 8/22/10 2/5/11 3/20/12 3/20/13 3/18/15 3/17/16 3/23/17 3/26/18
					214,000 200,000	(2) (4)	1,827,560 1,708,000

Gerald A. Cook	64,350 75,000 75,001 85,000 34,375 34,125 —	— — — — 15,625 43,875 75,000	10.64 15.33 15.61 21.24 13.90 11.31 4.75	2/5/11 3/20/12 3/20/13 3/18/15 3/17/16 3/23/17 3/26/18
					56,000 44,000	(2) (4)	478,240 375,760

Christopher F. Daniel	50,000 50,000 17,187 50,000 43,750 —	— — 7,813 50,000 56,250 100,000	17.19 21.24 13.90 10.87 11.31 4.75	10/4/14 3/18/15 3/17/16 11/15/16 3/23/17 3/26/18
					28,000 84,000 70,000	(2) (3) (4)	239,120 717,360 597,800

James J. McGinty	45,000 46,250 45,001 60,000 30,937 32,812 —	— — — — 14,063 42,188 75,000	15.33 10.31 15.61 21.24 13.90 11.31 4.75	3/20/12 3/6/11 3/20/13 3/18/15 3/17/16 3/23/17 3/26/18
					52,000 44,000	(2) (4)	444,080 375,760

John W. Kirkpatrick	21,875 —	28,125 20,000	11.62 4.75	4/23/17 3/26/18

(1)	The options become exercisable over a four year period with 25% vesting one year from the date of grant and 6.25% of the remaining shares vesting quarterly thereafter.

(2)	The stock awards are earned based on 2008 operating income for the company as a whole compared to a target maximum performance goal (with potential adjustment due to extraordinary or nonrecurring events such as significant acquisitions). In all cases the award of shares is subject to the officer’s continuous service to us as an officer, director or consultant. The shares will remain unissued until earned, if at all. The value of unearned shares is based upon the closing stock price of our common stock on January 30, 2009 (the last trading day of fiscal 2008). However, in March 2009, the Board confirmed that the target performance goal for fiscal 2008 had not been met, and therefore all such awards terminated and are of no further force or effect.

(3)	The stock awards are earned based on 2009 operating income for the company as a whole compared to a target maximum performance goal (with potential adjustment due to extraordinary or nonrecurring events such as significant acquisitions). In all cases the award of shares is subject to the officer’s continuous service to us as an officer, director or consultant. The shares will remain unissued until earned, if at all. The value of unearned shares is based upon the closing stock price of our common stock on January 30, 2009 (the last trading day of fiscal 2008).

(4)	The stock awards are earned based on 2010 operating income for the company as a whole compared to a target maximum performance goal (with potential adjustment due to extraordinary or nonrecurring events such as significant acquisitions). In all cases the award of shares is subject to the officer’s continuous service to us as an officer, director or consultant. The shares will remain unissued until earned, if at all. The value of unearned shares is based upon the closing stock price of our common stock on January 30, 2009 (the last trading day of fiscal 2008).

In July 2008, we entered into a Stock Option Cancellation Agreement with Elizabeth McLaughlin, pursuant to which the stock option to purchase 100,000 shares of common stock granted on June 2, 2008 to Ms. McLaughlin in connection with the appointment of Michael Crooke as President of our Hot Topic division was cancelled in exchange for a nominal payment by us of $1.00 in the aggregate. The shares underlying the cancelled stock options became available for future issuance under our 2006 Incentive Plan.

In December 2008, we entered into Performance Share Award Cancellation Agreements with certain of our executive officers, pursuant to which such executive officers voluntarily elected to cancel certain stock award units previously granted to each such executive officer in exchange for a nominal payment by us of $1.00 in the aggregate. The maximum number of shares underlying the cancelled stock award units will become available for future issuance under our 2006 Equity Incentive Plan. The stock award units provided for the underlying shares to be earned based on fiscal 2009 operating income targets for the company as a whole. These fiscal 2009 operating income targets were set based upon our fiscal 2007 operating plan and assumed a certain level of growth over the three-year period. As our operating results for fiscal 2007 were below the fiscal 2007 operating plan, it was not expected that the minimum level for the fiscal 2009 operating income targets for the company will be attained. The Performance Share Award Cancellation Agreements indicated that other than such nominal payment, the applicable executive officers had not received, and would not receive, any additional consideration in exchange for the cancellation of such stock award units. Accordingly, while each such executive officer will be eligible to receive future equity grants in connection with our regular grant practices, no such executive officer will receive any future equity award in exchange for the cancellation of such stock award units. The executive officers that entered into Performance Share Award Cancellation Agreements, and the maximum number of shares underlying the stock award units cancelled pursuant to such agreements, are as follows:

Name	Title	Aggregate Number of Shares Underlying Stock Options
Elizabeth McLaughlin	Chief Executive Officer	260,000
Gerald A. Cook	Chief Operating Officer	66,000
James J. McGinty	Chief Financial Officer	64,000

Option Exercises

The following table provides information regarding the number of shares of common stock acquired and the value realized pursuant to the exercise of stock options and the value realized pursuant to the exercise of stock options, during fiscal 2008 by each of the named executive officers, to the extent applicable.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)
Elizabeth McLaughlin	95,000	711,550

(1)	The value realized on exercise is equal to the difference between the option exercise price and the closing price of our common stock on the date of exercise, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction. Ms. McLaughlin exercised the options, but did not sell the shares acquired and continues to hold such shares.

Pension Benefits

We have no pension plans or long-term incentive plans.

Nonqualified Deferred Compensation Plan

The following table shows for the fiscal year ended January 31, 2009 information regarding nonqualified deferred compensation plans for the named executive officers, to the extent applicable.

Name	Executive Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY (2) ($)	Aggregate Withdrawals/ Distributions (3) ($)	Aggregate Balance at Last FYE ($)
Elizabeth McLaughlin	100,154	(64,746)	—	187,629
Gerald A. Cook	19,524	(40,361)	—	75,193
Christopher F. Daniel	71,761	(42,338)	—	133,759
James J. McGinty	36,460	(27,331)	—	43,646
John W. Kirkpatrick	30,220	(7,121)	—	25,364

(1)	The contribution amounts contained in this column are reported in the Summary Compensation Table as salary compensation.

(2)	The aggregate earnings amounts contained in this column are reported in the Summary Compensation Table as “Change in Nonqualified Deferred Compensation Earnings.”

(3)	None of the named executive officers received distributions from their deferred compensation accounts in fiscal 2008.

The Deferred Compensation Plan is an unfunded plan designed for the purpose of providing an opportunity to defer compensation to our highly compensated employees including our named executive officers, as well as our directors. The Deferred Compensation Plan allows participants to elect on an annual basis to defer receipt of portions of their salary and/or cash bonus into bookkeeping accounts with phantom investment alternatives that mirror the gains and/or losses of several different investment funds. The bookkeeping accounts are adjusted to reflect investment results resulting from fluctuations in the market value of the phantom investments. Participants may change their selected phantom investment alternatives at any time. The amounts reported in the aggregate earnings column above reflect any unrealized gains and losses, based on the increases or decreases in market value of investment funds for fiscal 2008 and realized gains, which represents interest earned during fiscal 2008 on deferred compensation. Participants are 100% vested in all amounts deferred, and any earnings on such deferral.

Under the terms of the Deferred Compensation Plan, in 2008 executive participants were permitted to defer up to 80% of their salary and up to 100% of their annual cash bonus while directors were permitted to defer up to 100% of their cash fee. Elections must be made by July 31 of each year to defer salary compensation that will be earned during the following year, and are irrevocable after that date. Elections to defer bonus compensation must be made no later than six months prior to the end of fiscal year, which is the applicable performance period to which the bonus relates, in accordance with applicable tax compliance requirements.

Executive participants may elect to receive a distribution of their account balance either in a lump sum or annual installments of up to 15 years, and may elect to commence payment either upon termination of employment, or a date specified by the executive at the time of initial deferral. Executives may also elect at the time of deferral to receive payment of their account balance in the event of a change of control of the company. Any changes in the executive’s distribution election are permitted only if made in accordance with applicable tax compliance requirements governing nonqualified deferred compensation plans. Any payments made to executives upon termination of employment will be delayed six months except in the event of disability, death or, possibly, a change in control of Hot Topic. Notwithstanding the executive’s election, for distributions made upon a termination of employment, annual installment payments are permitted under the plan only if at the time of termination the executive has five years of service with the company and an account balance of $50,000 or more, or the termination is due to the executive’s death or disability. Executives may be entitled to receive earlier payments of their account balances through certain unforeseeable financial emergency/hardship withdrawals.

Amounts deferred by the executives are not subject to income tax until payment, but are subject to the Federal Insurance Contributions Act tax, or FICA tax, at the time of deferral. We are not required to make any contributions to the Deferred Compensation Plan, nor do we fund the plan. Participants have an unsecured contractual commitment by the company to pay the amount due under the plan. When such payments are due, cash will be distributed from our general assets. We have established a non-qualified grantor trust to hold amounts deferred under the plan. These amounts are considered general assets of Hot Topic and are available to creditors in the event of Hot Topic’s insolvency.

Equity Compensation Plan Information

The following table provides certain information as of January 31, 2009 with respect to all of our equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders (1)	6,280,963	12.67	2,528,494

(1)	Includes the 2006 Incentive Plan, the 1996 Incentive Plan, the Directors’ Plan and the ESPP. 959,869 shares under column (c) are attributable to the ESPP.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Hot Topic’s preference to avoid related party transactions.

Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC rules and Nasdaq listing standards. A related party transaction includes any transaction, arrangement or relationship involving an amount that exceeds $120,000 in which Hot Topic is a participant and in which any of the following persons has or will have a direct or indirect interest: any executive officer, director, or more than 5% shareholder of Hot Topic, including any of their immediate family members, and any entity owned or controlled by such persons.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Standards of Business Ethics. Under our Standards of Business Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.

CERTAIN TRANSACTIONS

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the fullest extent permitted under California law and our Bylaws. We have also entered into and may in the future enter into employment agreements with certain of our executive officers. See “Employment and Change of Control Agreements.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers, banks or other agents with account holders who are shareholders of Hot Topic will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to Corporate Secretary, Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748 or contact James J. McGinty at (626) 839-4681. Shareholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ James J. McGinty

James J. McGinty

Secretary

City of Industry, California

April 30, 2009

A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2009 filed with the SEC on March 24, 2009 is available without charge upon written request to: Corporate Secretary, Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748.

Appendix A

HOT TOPIC, INC.

2006 EQUITY INCENTIVE PLAN

APPROVED BY BOARD: MARCH 17, 2006

APPROVED BY SHAREHOLDERS: JUNE 13, 2006

AMENDMENT APPROVED BY BOARD: MARCH 23, 2007

AMENDMENT APPROVED BY BOARD: MARCH 18, 2009

AMENDMENT APPROVED BY BOARD: APRIL 23, 2009

AMENDMENT APPROVED BY SHAREHOLDERS: JUNE 9, 2009

TERMINATION DATE: MARCH 16, 2016

1. GENERAL.

(a) Successor to and Continuation of Prior Plan. This Plan was adopted by the Board on the Adoption Date to be effective on the Effective Date. The Plan is intended as the successor to and continuation of the Company’s 1996 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date of this Plan, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for issuance under the Prior Plan as of the Effective Date shall be included in the share reserve of this Plan as provided in Section 3 hereof and available for issuance pursuant to Stock Awards granted hereunder. All outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan, except that the Board may elect to extend one or more of the features of this Plan to stock awards granted under the Prior Plan. Any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of this Plan and become available for issuance pursuant to Stock Awards granted hereunder. All Stock Awards granted subsequent to the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards and (viii) Other Stock Awards.

(d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; provided, however, that all Awards granted to Non-Employee Directors must be granted by a Committee comprised solely of Outside Directors.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest; provided, however, that the exercisability or vesting of any Award may only be accelerated in the event of death, Disability, retirement (as such term may be defined in the Participant’s Stock Award Agreement or in another applicable agreement), Change in Control or upon a Corporate Transaction in which such Award is not assumed or continued (together, the “Vesting Acceleration Conditions”). Notwithstanding the foregoing, the Board may provide for the exercisability or vesting acceleration of a limited number of Awards that do not meet the Vesting Acceleration Conditions subject to the limitations provided in Section 8(k). For purposes of clarification, the Vesting Acceleration Conditions shall only apply to Awards that are granted after June 9, 2009 and Awards for which the vesting is accelerated after June 9, 2009 (other than Awards for which the vesting is accelerated pursuant to arrangements entered into before June 9, 2009).

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under 409A of the Code and/or to bring the Plan or Stock Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as provided herein, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(vii) To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options, or (iii) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards or stock awards granted under the Prior Plan, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Code Section 409A and the related guidance thereunder.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee of Directors who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee of Directors who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

(f) Arbitration. Any dispute or claim concerning any Stock Awards granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in Los Angeles County, California. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting a Stock Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9 relating to adjustments upon changes in stock, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards after the Effective Date shall consist of the sum of (i) 732,456 unallocated shares remaining available for issuance under the Prior

Plan as of the Effective Date, (ii) an additional two million three hundred fifty thousand (2,350,000) shares approved by the shareholders at the 2006 annual meeting as part of the approval of this Plan, (iii) an additional two million (2,000,000) shares to be approved by the shareholders at the 2009 annual meeting and (iv) the number of shares added to the reserve pursuant to Section 3(b) (the “Share Reserve”). Subject to Section 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of Common Stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 6(c); and (ii) one and five tenths (1.5) shares for each share of Common Stock issued pursuant to a Restricted Stock Award granted under Section 6(a), Restricted Stock Unit Award granted under Section 6(b), Performance Stock Award granted under Section 6(d)(i), or Other Stock Award granted under Section 6(e). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Additions to Share Reserve. The share reserve under the Plan shall also be increased from time to time by a number of shares equal to the number of shares of Common Stock that (i) are issuable pursuant to options or stock awards outstanding under the Prior Plan as of the Effective Date of the Plan and (ii) but for this provision, would otherwise have reverted to the share reserve of the Prior Plan pursuant to the provisions thereof.

(c) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as one and five tenths (1.5) shares against the number of shares available for issuance under the Plan pursuant to Section 3(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 3(c)(i), then the number of shares of Common Stock available for issuance under the Plan shall increase by one and five tenths (1.5) shares.

(ii) Shares Not Available for Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, Stock Appreciation Right, or the issuance of shares under a Restricted Stock Award or Restricted Stock Unit Award, the number of shares that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan.

(d) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3, subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares of Common Stock in the Share Reserve.

(e) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than One Million Eight Hundred Thousand (1,800,000) shares of Common Stock.

(f) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Code Sections 424(e) and (f)). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such Options are Incentive Stock Options).

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date ninety (90) days or one hundred twenty (120) days, in the case of an Incentive Stock Option or a Nonstatutory Stock Option, respectively, following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the applicable period of time after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Termination for Cause. Except as explicitly provided otherwise in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(k) Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) past services actually rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date one hundred twenty (120) days following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock

Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Termination for Cause. Except as explicitly provided otherwise in an Participant’s Stock Appreciation Right Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

(ix) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

(d) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Stock Awards described in this Section 6(d)(i) shall not exceed the value of One Million Eight Hundred Thousand (1,800,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to cash awards described in this Section 6(d)(ii) shall not exceed five million dollars ($5,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has exercised the Stock Award pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Stock Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with 409A. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

(k) Minimum Vesting. After June 9, 2009, except for Awards granted to Non-Employee Directors as non-discretionary initial or annual grants, generally (i) no Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award that vests on the basis of the Participant’s Continuous Service with the Company shall vest at a rate that is any more rapid than ratably over a three-year period and (ii) no Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award that vests based on the satisfaction of Performance Goals shall provide for a Performance Period of less than one year (together, the “Minimum Vesting Requirements”); provided, however, that the vesting of any Award may accelerate (or may be accelerated by the Board or Committee) if one or more of the Vesting Acceleration Conditions is met. Notwithstanding the foregoing, after June 9, 2009, (A) Awards granted that do not meet the Minimum Vesting Requirements, (B) Awards granted that do not meet the Vesting Acceleration Conditions and (C) Awards for which the vesting is accelerated (other than Awards for which the vesting is accelerated pursuant to arrangements entered into before June 9, 2009) that do not meet the Vesting Acceleration Conditions shall together be limited to 10% of the Share Reserve.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(e) and 6(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii) Stock Awards Held by Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of any Stock Award that is not exercised prior to such effective time but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

(v) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date. Prior to the Effective Date, the Prior Plan is unaffected by the Plan, and Stock Awards shall continue to be granted from the Prior Plan. If the Plan has not been approved by the stockholders of the Company by the first anniversary of the Adoption Date, the adoption of the Plan shall be null and void and the Prior Plan shall continue unaffected by the adoption of the Plan. If the Plan is so approved, (i) the Prior Plan shall be deemed merged into the Plan and to cease its separate existence and (ii) outstanding options and other awards granted pursuant to the Prior Plan shall automatically become Stock Awards. Notwithstanding that the Prior Plan is merged into the Plan, the terms of the Prior Plan shall continue to govern any Stock Awards granted prior to the Effective Date.

12. CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

(a) “Adoption Date” means March 17, 2006 the date the Plan was adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(f) “Cause” means with respect to a Participant, the occurrence of any of the following events, or that of any of its Subsidiaries: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

The Board may, in its sole discretion and without Participant consent, amend the definition of Change in Control to conform to the definition of Change of Control under Section 409A of the Code, as amended, and the Treasury Department or Internal Revenue Service Regulations or Guidance issued thereunder.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee of two (2) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Hot Topic, Inc., a California corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(r) “Effective Date” means the effective date of this Plan, which is the date of the annual meeting of stockholders of the Company held in 2006, provided that this Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported, and in each case rounded up where necessary to the nearest whole cent) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid, if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid, if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such listing for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(x) “Incentive Stock Option” means an Option that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any Option that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total shareholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) shareholders’ equity; (xxviii) comparable store sales; (xxix) merchandise margin; and (xxx) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d)(i).

(oo) “Plan” means this Hot Topic, Inc. 2006 Equity Incentive Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa) “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

HOT TOPIC, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 9, 2009

8:30 a.m.

18305 E. San Jose Avenue

City of Industry, CA 91748

Hot Topic, Inc.
18305 E. San Jose Avenue
City of Industry, CA 91748	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders of Hot Topic, Inc. (the “Company”) on June 9, 2009.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint James J. McGinty and Elizabeth McLaughlin, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders of the Company and all adjournments.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	To elect the nominees below as directors to hold office until the Company’s 2010 Annual Meeting of Shareholders.

	01	Evelyn D’An	☐	Vote FOR all Nominees (except as marked)	☐ Vote WITHHELD from all Nominees
	02	Lisa M. Harper
	03	W. Scott Hedrick
	04	Elizabeth McLaughlin
	05	Bruce Quinnell
	06	Andrew Schuon
	07	Thomas G. Vellios

(Instructions: To withhold authority to vote for any indicated nominee, write the number next to the name(s) of such nominee(s) in the box provided to the right.)

2.	To approve an amendment to the Hot Topic, Inc. 2006 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under such plan by 2,000,000 shares.			☐ For ☐ Against ☐ Abstain

3.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 30, 2010.			☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box ☐ Indicate changes below:	Date:

Signature(s):

Name of Shareholder:

Note: Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include their title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.